LOAN AND SECURITY AGREEMENT
This LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of May 22, 2026 (the “Closing Date”) is entered into among CARTESIAN THERAPEUTICS, INC., a Delaware corporation (“Borrower Representative”), CARTESIAN BIO, LLC, a Delaware limited liability company, and each other Person party hereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), and each other Person party hereto or any other Loan Documents as a guarantor from time to time (collectively, “Guarantors” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), K2 HEALTHVENTURES LLC as a lender, and the other lenders from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral trustee for the Secured Parties (in such capacity, together with its successors, “Collateral Trustee”).
AGREEMENT
1.Borrower Representative, each Loan Party from time to time party hereto, Administrative Agent, Collateral Trustee and Lenders hereby agree as follows:
1.ACCOUNTING AND OTHER TERMS
Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person.
2.LOAN AND TERMS OF PAYMENT
2.1Promise to Pay. Each Borrower hereby unconditionally promises to pay each Lender, ratably, the outstanding principal amount of all Loans, accrued and unpaid interest, fees and charges thereon and to pay all Obligations as and when due in accordance with this Agreement.
2.2Availability and Repayment or Conversion of the Loans.
(a)Availability.
(i)Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance on or about the Closing Date in principal amount equal to its First Tranche Term Loan Commitment (the “First Tranche Term Loan”). Lenders’ commitments to make the First Tranche Term Loan shall terminate upon the funding of the First Tranche Term Loan on the Closing Date.
(ii)Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance during the Second Tranche Availability Period in principal amount equal to its Second Tranche Term Loan Commitment (the “Second Tranche Term Loan”). Lenders’ commitments to make the Second Tranche Term Loan shall terminate upon the earlier of (i) the end of the Second Tranche Availability Period, and (ii) the date the Second Tranche Term Loan has been funded.
(iii)Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance during the Third Tranche Availability Period in principal amount equal to its Third Tranche Term Loan Commitment (the “Third Tranche Term Loan”). Lenders’

commitments to make the Third Tranche Term Loan shall terminate upon the earlier of (i) the end of the Third Tranche Availability Period, and (ii) the date the Third Tranche Term Loan has been funded.
(iv)Subject to satisfactory review by Administrative Agent of the Borrowers’ financial and operating plan, approval by Lenders’ investment committee, submission of a Loan Request, and the terms and conditions of this Agreement, each Lender may, in its sole and absolute discretion, severally and not jointly, make to Borrowers one or more advances during the Fourth Tranche Availability Period in an aggregate principal amount up to its Fourth Tranche Term Loan Commitment (the “Fourth Tranche Term Loans”, and together with the First Tranche Term Loan, the Second Tranche Term Loan and the Third Tranche Term Loan, collectively, the “Term Loans”, and each, a “Term Loan”). Lenders’ commitment to make the Fourth Tranche Term Loans shall terminate upon the earlier of (i) the end of the Fourth Tranche Availability Period, and (ii) the date that Fourth Tranche Term Loans in an aggregate amount equal to the aggregate amount of the Fourth Tranche Term Loan Commitments have been funded.
Borrowers shall use the proceeds of the Term Loans for working capital and general corporate purposes. Once repaid, the Term Loans may not be reborrowed.
(b)Repayment. Commencing on the Amortization Date, and continuing thereafter on each Payment Date through the Term Loan Maturity Date, Borrowers shall make consecutive monthly payments of equal principal and interest, which would fully amortize the principal amount of the Term Loans and accrued interest thereon by the Term Loan Maturity Date, provided that if the Applicable Rate is adjusted in accordance with its terms, the amortization schedule and the required monthly installment shall be recalculated based on the adjusted Applicable Rate. Any and all unpaid Obligations, including principal and accrued and unpaid interest in respect of the Term Loans, the fees pursuant to the Fee Letter and any other fees and other sums due hereunder, if any, shall be due and payable in full on the Term Loan Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d).
(c)Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence and during the continuation of an Event of Default in accordance with Section 9.1, Borrowers shall immediately pay to Lenders, an amount equal to the sum of:
(i)all outstanding principal plus accrued and unpaid interest thereon, plus
(ii)all amounts then due in accordance with the Fee Letter, plus
(iii)all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.
(d)Permitted Prepayment of Loans. Borrowers shall have the option to prepay all, but not less than all, of the Loans, provided Borrowers provide written notice (which may be conditional upon the consummation of an acquisition of Borrowers or similar transaction or a refinancing of the Obligations) to Administrative Agent of its election to prepay the Loans at least thirty (30) days (or such shorter period as Administrative Agent may approve in writing in its sole discretion) prior to such prepayment, and pay, on the date of such prepayment, to Lenders, ratably, an amount equal to the sum of:
(i)all outstanding principal plus accrued and unpaid interest thereon, plus
(ii)all amounts then due in accordance with the Fee Letter, plus
(iii)all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.
(e)Conversion at Lenders’ Election.
(i)Conversion Election. Lenders may jointly elect at any time and from time to time after the Closing Date, prior to the payment in full of the Loans, to convert any portion of the principal amount of the Loans then outstanding (the “Conversion Amount”) into securities of the Class (“Conversion Shares”) at the Conversion Price pursuant to a Conversion Election Notice, to be delivered at the direction of Lenders by the Administrative Agent to Borrower Representative, provided that the aggregate principal amount converted to securities of the Class in accordance with this Section 2.2(e) shall not exceed Fifteen Million Dollars ($15,000,000.00) (any such conversion, a “Lender Conversion”); provided, that prior to the first anniversary of the Closing Date Lender Conversions may not exceed Five Million Dollars ($5,000,000.00) in the aggregate. A Conversion Election Notice, once delivered, shall be irrevocable unless otherwise agreed in writing by Borrower Representative and subject to subsection (ii) below. On the third trading day after a Conversion Election Notice has been duly delivered in accordance with the foregoing, Borrower Representative shall credit or cause to be credited to each Designated Holder a number of Conversion Shares equal to (x) the Conversion Amount indicated in the applicable Conversion Election Notice divided by (y) the Conversion Price; provided that, to the extent the Class is Common Stock and the transfer agent for the Common Stock is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that the applicable Designated Holder is eligible to receive Conversion Shares through DTC, Borrower Representative shall cause the transfer agent to credit such aggregate number of Conversion Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system; provided, further, that to the extent Loans are to be converted into Next Qualified Financing Securities that are Convertible Securities, such Loans shall convert into (and Borrower Representative shall credit each Designated Holder with) Convertible Securities having a face or purchase amount equal to the portion of the Conversion Amount being converted into such Convertible Securities.
(ii)Reservation of Shares. Borrower Representative shall reserve from its duly authorized and unreserved capital stock not less than the number of Conversion Shares that may be issuable pursuant to a conversion pursuant to this Section 2.2(e), and the number of shares of Common Stock that may be issued upon conversion or exercise of such Conversion Shares to the extent the Class is not Common Stock (the “Underlying Shares”), provided that if at any time Borrower Representative no longer has sufficient number of authorized and unreserved capital stock not less than the number of Conversion Shares then issuable upon conversion of the then outstanding principal amount that may be converted pursuant to this Section 2.2(e) (without regard to any applicable cap on conversion pursuant to subsection (vi) and (vii) below), and the number of Underlying Shares issuable upon conversion or exercise of such Conversion Shares, if any, then Borrower Representative shall immediately take all action necessary to increase its authorized and unreserved capital stock to an amount sufficient to cure such shortfall. In the event that upon any delivery of a Conversion Election Notice there are insufficient authorized and unreserved shares of capital stock to deliver Conversion Shares in satisfaction of such Conversion Election Notice (or Underlying Shares upon conversion or exercise of such Conversion Shares, if any), then the applicable Lender may elect to void such Conversion Election Notice. Upon issuance of Conversion Shares pursuant to Section 2.2(e), such Conversion Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and shall be free of any restrictions on transfer, except for any restrictions under Federal or state securities laws, and upon issuance of Underlying Securities, if any, such Underlying Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and shall be free of any restrictions on transfer, except for any restrictions under Federal or state securities laws.
(iii)Rule 144. With a view to making available to Designated Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Securities and Exchange Commission (the “SEC”) that may at any time permit Designated Holders to sell shares of Common Stock issued pursuant to a Conversion Election Notice (and/or pursuant to the conversion or exercise of Conversion Shares to the extent the Class is not Common Stock) to the public without registration, Borrower Representative shall use its commercially reasonable efforts to: (A) make and keep public information available, as those terms are understood and defined in Rule 144, until such date as all Conversion Shares issued and all Underlying Shares, if any, have been sold by Designated Holders pursuant to Rule 144 or any other rule of similar effect or pursuant to an effective registration statement filed with the SEC under the Securities Act; (B) file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required of Borrower Representative under the Exchange Act; and (C) furnish to Designated Holders, upon request, as long as Designated Holders own any shares of Common Stock issued pursuant to a Conversion Election Notice (and/or pursuant to the conversion or exercise of securities of the Class to the extent the Class is not Common Stock), such information as may be reasonably requested in order to avail Designated Holders of any rule or regulation of the SEC that permits the selling of any Conversion Shares or any Underlying Shares, as applicable, issued without registration.
(iv)Registration Rights. Borrower Representative hereby agrees it shall, after the Closing Date, file a registration statement with the SEC under the Securities Act covering the re-sale by one or more Designated Holders of the Registrable Securities (as defined in Schedule 4) held by them on the terms set forth in Schedule 4.
(v)Authorization. For so long as Designated Holders hold any shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock to the extent the Class is not Common Stock) issued pursuant to this Section 2.2(e), Borrower Representative shall use its commercially reasonable efforts to maintain the Common Stock’s authorization for listing on a Trading Market, and Borrower Representative shall not take any action which could reasonably be expected to result in the delisting or suspension of the Common Stock on such national securities exchange on which the Common Stock is listed.
(vi)Limitations on Conversion.
(1)Beneficial Ownership. Notwithstanding anything herein to the contrary, Borrower Representative shall not issue a number of Conversion Shares pursuant to this Section 2.2(e) to the extent that, upon such issuance, the number of shares of Common Stock then beneficially owned by each

Designated Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Designated Holders for purposes of Section 13(d) of the Exchange Act (on an as-converted to Common Stock basis) would exceed 9.985% of the total number of shares of Common Stock then issued and outstanding (the “9.985% Cap”); provided that the 9.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act, provided further that Lenders shall have the right, upon 61 days’ prior written notice to Borrower Representative, to waive the 9.985% Cap.
(2)Principal Market Regulation. Borrower Representative shall not issue a number of Conversion Shares pursuant to this Section 2.2(e), if the issuance of such shares together with any previously issued Conversion Shares, would result in (A) the issuance of more than 19.99% of the Common Stock outstanding as of the Closing Date or (B) Designated Holders, together with their Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Designated Holders’ for purposes of Section 13(d) of the Exchange Act, beneficially owning in excess of 19.99% of the then outstanding Common Stock.
(3)Beneficial Ownership Determination. For purposes of this Section 2.2(e), “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by each Designated Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of Administrative Agent, Borrower Representative shall, within two (2) trading days, confirm to the Administrative Agent the number of shares of Common Stock then outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act.
(vii)Certain Adjustments. If Borrower Representative declares or pays a dividend or distribution on the outstanding shares of the Class payable in additional shares of the Class, Common Stock or other securities or property (other than cash), then upon exercise of any conversion option in accordance with this Section 2.2(e), for each Conversion Share acquired, Designated Holder shall receive, without additional cost to Designated Holder, the total number and kind of securities and/or property which Designated Holder would have received had Designated Holder owned the Conversion Shares of record as of the date the dividend or distribution occurred. Upon any event whereby all of the outstanding shares of the Class (to the extent the Class is Common Stock) or other securities of the Class are reclassified, converted, exchanged, combined, divided, substituted, or replaced for, into, with or by securities of a different type, class and/or series, then from and after the consummation of such event, the Conversion Shares issuable will be the number, class and series of securities that Designated Holder would have received had the Conversion Shares been outstanding on and as of the consummation of such event, and the Conversion Price shall be adjusted accordingly (as applicable). The provisions of this Section 2.2(e)(vii) shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events. Borrower Representative shall promptly notify Lenders of any event causing an adjustment pursuant to this Section 2.2(e)(vii), and at Lenders’ request, shall deliver a certificate of adjustment, setting forth the adjustment and attaching calculations supporting the same, certified by a Responsible Officer.
(viii)No Fractional Shares. Upon conversion of the Conversion Amount into Conversion Shares, any fraction of a share will be rounded down to the next whole share of the Conversion Shares, and in lieu of such fractional shares to which the Designated Holder would otherwise be entitled, the Borrower Representative shall, at its option, either pay the Designated Holder cash equal to such fraction multiplied by the Conversion Price, or return such amount to principal under the Loan.
(ix)Additional Benefits in connection with Issuance of Next Qualified Financing Securities. Without duplication of any other provision in this Agreement (including, but not limited to, the definition of Next Qualified Financing Securities), and subject in all respects to compliance with applicable securities laws and rules of the Trading Market, if Borrower Representative provides any additional economic rights or benefits or issues any additional equity securities to any purchaser of Next Qualified Financing Securities (e.g., warrants, additional shares, etc.) (“Additional Benefits”), then such Additional Benefits will be deemed part of the “Next Qualified Financing Securities” and each Designated Holder shall receive the same Additional Benefits if and when any Loans are converted into Next Qualified Financing Securities; provided, that if, pursuant to the proviso in the definition of Next Qualified Financing Securities respecting Convertible Securities, Loans cease to be convertible into such Convertible Securities, but become convertible pursuant to clause (i) or clause (ii) of such definition for the class and series of capital stock or other securities into which such Convertible Securities were converted (the “Conversion Securities”), and if, in connection with the sale and issuance by Borrower Representative of such Convertible Securities, Borrower Representative issued or provided Additional Benefits to the purchasers thereof, then, in the event a Lender converts Loans into Conversion Securities, Borrower Representative shall issue to each Designated Holder, in addition to the Conversion Securities issuable on such exercise, such Additional Benefits as would have been issued to such Designated Holder had the Lender converted Loans into such Convertible Securities. Further, notwithstanding anything to the contrary, (a) if the issuance or granting of Additional Benefits is conditioned upon the applicable purchaser satisfying one or more conditions, Borrower Representative hereby acknowledges and agrees that each Designated Holder shall be deemed to have satisfied all such conditions, and (b) if there are multiple tiers, levels or types of Additional Benefits, then each

Designated Holder shall be entitled to receive the highest tier or level, or the most favorable type, of such Additional Benefits. In the event that Borrower Representative issues multiple series of preferred stock or other stock or securities which meet the definition of Next Qualified Financing Securities (including multiple series of preferred stock or other stock or securities issued in connection with the same transaction), a Designated Holder shall designate which series of preferred stock or other stock or securities shall be the Next Qualified Financing Securities.
2.3Payment of Interest.
(a)Interest Rate. Subject to Section 2.3(b), the outstanding principal amount of the Loans shall accrue interest from and after its Funding Date, at the Applicable Rate, and Borrowers shall pay such interest monthly in arrears on each Payment Date commencing on July 1, 2026.
(b)Default Rate. Upon the occurrence and during the continuation of an Event of Default, at the election of Administrative Agent in its sole discretion, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”); provided that in case of an Event of Default pursuant to Section 8.1 or 8.5, interest at the Default Rate shall immediately and automatically apply upon the occurrence and during the continuation of such Event of Default without further action by Administrative Agent. Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Secured Party Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies pursuant to the Loan Documents. Each Borrower agrees that interest at the Default Rate is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an Event of Default.
(c)Payment; Interest Computation. Interest is payable monthly in arrears on the Payment Date of the following month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 3:00 p.m. Eastern Time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Loan shall be included and the date of payment shall be excluded. Changes to the Applicable Rate based on changes to the Prime Rate, shall be effective as of the date, and to the extent, of such change.
(d)Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to or for the benefit of Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of principal outstanding in respect of the Loans; second, after all principal is repaid, to the payment of accrued interest, third, to the payment of Secured Party Expenses and any other Obligations; and fourth, after all Obligations are repaid, the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto, provided that amounts payable to Lenders, shall be paid ratably.
2.4Fees and Charges. Borrowers shall pay to Administrative Agent, for the ratable benefit of the Secured Parties:
(a)Fees. The fees and charges as and when due in accordance with the Fee Letter; and
(b)Expenses. All Secured Party Expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through and after the Closing Date, when due (or, if no stated due date, within three (3) Business Days after demand by Administrative Agent).
2.5Payments; Application of Payments; Automatic Payment Authorization; Withholding.
(a)All payments to be made by Borrowers under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 3:00 p.m. Eastern Time on the date when due. Payments of principal and/or interest received after 3:00 p.m. Eastern Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)No Borrower shall have a right to specify the order or the loan accounts to which a Lender shall allocate or apply any payments made by a Borrower to or for the benefit of such Lender or otherwise received by such Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement.
(c)Administrative Agent, on behalf of the Secured Parties, may initiate debit entries to any Deposit Accounts as authorized on the Automatic Payment Authorization for principal and interest payments or any other Obligations when due; provided, however, that so long as no Event of Default has occurred and is continuing, Administrative Agent shall provide Borrower Representative with prior written notice before debiting Borrowers’ deposit accounts for amounts other than principal, interest and payments of regularly scheduled fees. These debits shall not constitute a set-off. If the ACH payment arrangement is terminated for any reason, Borrowers shall make all payments due hereunder at the applicable address specified in Section 10, or as otherwise notified by Administrative Agent in writing.
(d)Borrowers, Administrative Agent, Collateral Trustee and each Lender hereby agree to the terms and conditions set forth on Schedule 3 hereto.
2.6Promissory Notes. Borrowers agree that: (a) upon written notice by or on behalf of any Lender to Borrowers that a promissory note or other evidence of indebtedness is requested by such Lender to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrowers shall promptly (and in any event within three (3) Business Days of any such request) execute and deliver to such Lender an appropriate promissory note, in substantially the form attached hereto as Exhibit G, and (b) upon any Lender’s written request, and in any event within three (3) Business Days of any such request, the Borrowers shall execute and deliver to such Lender new notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate principal amount of the applicable Loans made by such Lender; provided, further, that such promissory notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new notes and returned to the Borrowers within a reasonable period of time after such Lender’s receipt of the replacement notes. Regardless of whether or not any such promissory notes are issued, this Agreement shall evidence the Loans and other Obligations owing or payable by Borrowers to each Lender.
3.CONDITIONS OF LOANS
3.1Conditions Precedent to Initial Loan. Each Lender’s obligation to make the initial Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Administrative Agent, such documents, and completion of such other matters, as Administrative Agent may reasonably deem necessary or appropriate, including, without limitation:
(a)duly executed signatures to this Agreement;
(b)duly executed signatures to the Fee Letter;
(c)a certificate of each Loan Party, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, (ii) resolutions or a unanimous written consent duly approved by the Board, (iii) any resolutions, consent or waiver duly approved by the requisite holders of each Loan Party’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), and (iv) a schedule of incumbency;
(d)the Perfection Certificate of Borrower Representative, together with the duly executed signature thereto;
(e)evidence satisfactory to Administrative Agent, that the insurance policies required by Section 6.5 are in full force and effect;
(f)a legal opinion of counsel to the Loan Parties;
(g)the original stock certificates representing any Shares, if any, together with a stock power or other appropriate instrument of transfer, duly executed by the holder of record of such Shares and in blank; and
(h)payment of the fees in accordance with the Fee Letter and Secured Party Expenses then due as specified in Section 2.4.

3.2Conditions Precedent to all Loans. Each Lender’s obligations to make each Loan is subject to the following conditions precedent:
(a)except for the Term Loan made on the Closing Date, timely receipt of an executed Loan Request by Administrative Agent;
(b)the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the date of the Loan Request and on the Funding Date of each Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;
(c)no Default or Event of Default shall have occurred and be continuing or result from the Loan; and
(d)there has not been any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, or any material adverse deviation by Borrowers from the most recent business plan of Borrowers presented to and accepted by Administrative Agent, as determined by Administrative Agent in Administrative Agent’s sole but commercially reasonable discretion.
3.3Covenant to Deliver.
(a)Loan Parties agree to deliver each item required to be delivered under this Agreement as a condition precedent to any Loan. Loan Parties expressly agree that a Loan made prior to the receipt of any such item shall not constitute a waiver by Administrative Agent of a Borrower’s obligation to deliver such item, and the making of any Loan in the absence of a required item shall be in Administrative Agent’s sole discretion.
(b)Loan Parties agree to deliver the items set forth on Schedule 2 hereto within the timeframe set forth therein (or by such other date as Administrative Agent may approve in writing), in each case, in form and substance reasonably acceptable to Administrative Agent.
3.4Procedures for Borrowing. To obtain a Loan (other than the First Tranche Term Loan), Borrower Representative shall deliver a completed Loan Request to Administrative Agent (which may be delivered by email) no later than 3:00 p.m. Eastern Time, ten (10) Business Days prior to the date such Loan is requested to be made. On the Funding Date, each applicable Lender shall fund the applicable Loan in the manner requested by the Loan Request, provided that each of the conditions precedent to such Loan is satisfied.
4.CREATION OF SECURITY INTEREST
4.1Grant of Security Interest. Each Loan Party hereby grants to Collateral Trustee, for the ratable benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Trustee, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If this Agreement is terminated, Collateral Trustee’s Lien in the Collateral shall continue until the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) are repaid in full in cash.
4.2Priority of Security Interest. Each Loan Party represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Collateral Trustee’s Lien under this Agreement). If a Loan Party shall acquire a commercial tort claim with a potential recovery in excess of Five Hundred Thousand Dollars ($500,000.00), such Loan Party shall promptly notify Administrative Agent in writing and deliver such other information and documents as Administrative Agent may require to take any further action necessary or advisable to perfect Collateral Trustee’s Lien in such commercial tort claim. If a Loan Party shall acquire any instrument, such Loan Party shall promptly notify Administrative Agent and deliver the same in original to the Collateral Trustee together with an allonge or other appropriate instrument of transfer and any necessary endorsement, all in form satisfactory to Administrative Agent.
4.3Authorization to File Financing Statements. Each Loan Party hereby authorizes Collateral Trustee or its designee (or the Administrative Agent, on behalf of the Collateral Trustee) to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to perfect or protect Collateral Trustee’s interest or rights hereunder. Such financing statements may describe the Collateral as all assets of such Loan Party.

4.4Pledge of Collateral. Each Loan Party hereby pledges, collaterally assigns and grants to Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in the Shares constituting Collateral, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date or to the extent any Shares pledged hereunder from time to time are or become certificated, such certificate or certificates shall promptly be delivered to Collateral Trustee, accompanied by a stock power or other appropriate instrument of assignment duly executed in blank. To the extent required by the terms and conditions governing the Equity Interests in which a Loan Party has an interest, such Loan Party shall cause the books of each Person whose Equity Interests are part of the Collateral and any transfer agent to reflect the pledge of the Equity Interests. Upon the occurrence and during the continuation of an Event of Default hereunder, Collateral Trustee may effect the transfer of any securities included in the Collateral (including but not limited to the Equity Interests) into the name of Collateral Trustee or its transferee and cause new certificates representing such securities to be issued in the name of Collateral Trustee or its transferee. Each Loan Party will execute and deliver such documents, and take or cause to be taken such actions, as Administrative Agent may reasonably request to perfect or continue the perfection of Collateral Trustee’s security interest in the Equity Interests constituting Collateral. Each Loan Party shall be entitled to exercise any voting rights with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof, unless following an Event of Default, Collateral Trustee (acting at the direction of the Administrative Agent subject to the terms of the Collateral Trust Agreement) shall have given notice to Borrower Representative suspending such rights, provided that: no such notice shall be required if a Loan Party has commenced an Insolvency Proceeding and, in any event, no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon notice given in accordance with the foregoing (if such notice is required) after the occurrence and during the continuation of an Event of Default.
5.REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants as follows:
5.1Due Organization, Authorization; Power and Authority.
(a)Each Loan Party and each of its Subsidiaries (other than the Russian Subsidiary) are duly existing and in good standing as a Registered Organization in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property require that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In connection with this Agreement, Borrower Representative has delivered to Administrative Agent on the Closing Date a completed certificate signed by Borrower Representative entitled “Perfection Certificate”. Except to the extent Borrower Representative has provided notice of a change in accordance with Section 7.2, (i) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none; (iv) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office as well as such Loan Party’s mailing address (if different than its chief executive office); (v) except as set forth in the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that each Loan Party may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement).
(b)The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except (x) such Governmental Approvals which have already been obtained and are in full force and effect and (y) filings and registrations contemplated by this Agreement ), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound. No Loan Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Effect.

5.2Collateral.
(a)Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.
(b)Except for the Collateral Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 6.6, no Loan Party has any Collateral Accounts at or with any bank, broker or other financial institution, and each Loan Party has taken such actions as are necessary to give Collateral Trustee a perfected security interest therein as required pursuant to the terms of Section 6.6(b). The Accounts are bona fide, existing obligations of the Account Debtors.
(c)The Collateral is located only at the locations identified in the Perfection Certificate and other Permitted Locations. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as disclosed in writing pursuant to Section 6.12.
(d)Each Loan Party is the sole owner of the material Intellectual Property which it owns or purports to own except for (i) licenses constituting “Permitted Transfers”, (ii) open-source software, (iii) over-the-counter software that is commercially available to the public, (iv) material Intellectual Property licensed to such Loan Party and noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), and (v) immaterial Intellectual Property licensed to such Loan Party. To the best of each Loan Party’s knowledge, each Patent (other than patent applications) which it owns or purports to own and which is material to such Loan Party’s business is valid and enforceable, and no part of the Intellectual Property which a Loan Party owns or purports to own and which is material to the Loan Parties’ business has been judged invalid or unenforceable, in whole or in part. To the best of each Loan Party’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Effect. Except as noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), no Loan Party is a party to, nor is it bound by, any Restricted License. No Subsidiary which is not a Loan Party owns any material Intellectual Property. It will not be necessary to use any inventions of any of such Loan Party’s employees or consultants (or Persons it currently intends to hire) made prior to their employment by such Loan Party. Each current and prior employee, consultant or other Affiliate thereof has entered into an invention assignment agreement or similar agreement with such Loan Party with respect to all intellectual property rights he or she owns that are related to the Loan Parties’ business.
5.3Accounts; Material Agreements. The Accounts are bona fide existing obligations. The property or services giving rise to such Accounts have been delivered or rendered. No Loan Party has received any notice of actual or imminent insolvency of an Account Debtor. The material licenses and agreements to which any Loan Party or any of its Subsidiaries is a party is in good standing and in full force and effect and no Loan Party is in breach with respect thereto, except where such breach could not reasonably be expected to have a Material Adverse Effect. No material customer or supplier has terminated, significantly reduced or communicated its intent to do so to any Loan Party or any of its Subsidiaries.
5.4Litigation and Proceedings. Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 6.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Loan Party or any of its Subsidiaries, officers or directors involving more than, individually or in the aggregate for all related proceedings, Five Hundred Thousand Dollars ($500,000.00) or in which any adverse decision has had or could reasonably be expected to have any Material Adverse Effect.
5.5Financial Statements; Financial Condition. All consolidated and consolidating (if applicable) financial statements for the Loan Parties and each of their Subsidiaries delivered to Administrative Agent fairly present in all material respects the consolidated and consolidating (if applicable) financial condition and results of operations of the Loan Parties and each of their Subsidiaries as of the respective dates and for the respective periods then ended, and there are no material liabilities (including any contingent liabilities) which are not reflected in such financial statements. There has not been any material deterioration in the consolidated and consolidating (if applicable) financial condition of the Loan Parties and each of their Subsidiaries or the Collateral since the date of the most recent financial statements submitted to Administrative Agent.
5.6Solvency. The fair salable value of the assets (including goodwill minus disposition costs) of the Loan Parties and each of their Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of the Loan Parties’ and each of their Subsidiaries, on a consolidated basis; no Loan Party is left with unreasonably small capital after the transactions in this Agreement; and each Loan Party is able to pay its debts (including trade debts) as they mature.
5.7Consents; Approvals. Each Loan Party and each of its Subsidiaries have obtained all third party consents, approvals, waivers, made all declarations or filings with, given all notices to, and obtained all consents, licenses, permits or other approvals from all Governmental Authorities that are necessary (i) to enter into the Loan Documents and consummate the transactions contemplated thereby, and (ii) to continue their respective businesses as currently conducted, except (with respect to this clause (ii)) where failure to do so could not reasonably be expected to result in a Material Adverse Effect.
5.8Subsidiaries; Investments. No Loan Party has any Subsidiaries, except as noted on the Perfection Certificate or as disclosed to Administrative Agent pursuant to Section 6.11 below. No Loan Party owns any stock, partnership, or other ownership interest or other Equity Interests except for Permitted Investments.
5.9Tax Returns and Payments. Each Loan Party and each of its Subsidiaries have timely filed all required material tax returns and reports (or appropriate extensions therefor), and such Loan Party and each of its Subsidiaries has timely paid all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party or such Subsidiary, as applicable, except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Five Hundred Thousand Dollars ($500,000.00). No Loan Party is aware of any claims or adjustments proposed for any prior tax years of such Loan Party or any of its Subsidiaries which could result in a material amount of additional taxes becoming due and payable by such Loan Party or Subsidiary.
5.10Shares. Each Loan Party has full power and authority to create a first priority lien on its Shares and no disability or contractual obligation exists that would prohibit such Loan Party from pledging its Shares pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. The Shares are not the subject of any present or threatened (in writing) suit, action, arbitration, administrative or other proceeding, and such Loan Party knows of no reasonable grounds for the institution of any such proceedings.
5.11Compliance with Laws.
(a)No Loan Party or Subsidiary of a Loan Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended.
(b)No Loan Party or Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.
(c)No Loan Party has taken or permitted to be taken any action which might cause any Loan Document to which it is a party to violate any regulation of the Federal Reserve Board. Neither the making of the Loans hereunder nor Borrowers’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. No Loan Party, nor any of its Subsidiaries, nor any Affiliate of any Loan Party or of any Subsidiary, nor any present holder of Equity Interests of any of the foregoing (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions laws of any other Governmental Authority including of any other applicable jurisdiction, (ii) is a citizen or resident of any country or territory that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages in any dealings or transactions, or is otherwise associated, with any such Person.
(d)Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act. No part of the proceeds from the Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(e)No Reportable Event or Prohibited Transaction, as defined in ERISA has occurred or is reasonably expected to occur, and no Loan Party has failed to meet the minimum funding requirements of ERISA. No Loan Party has violated any applicable environmental laws in any material respect, maintains any properties or assets which have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, or has received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar Governmental Authority.
5.12Products. A complete and accurate list of the Products material to the Loan Parties’ business, is set forth on the Perfection Certificate, as updated from time to time pursuant to the Compliance Certificate. Except as could not reasonably be expected to have a Material Adverse Effect, the Loan Parties and each of its Subsidiaries hold all required Governmental Approvals, a list of which is set forth on the Perfection Certificate, and all Governmental Approvals are in full force and effect. Except as could not reasonably be expected to have a Material Adverse Effect, there are no proceedings in progress, pending or, to such Loan Party’s knowledge, threatened, that may result in revocation, cancellation, suspension, rescission or any adverse modification of any of any Governmental Approval nor, to the best of the knowledge, information and belief of such Loan Party, after due inquiry, are there any facts upon which proceedings could reasonably be based. Without limitation of the foregoing:
(a)Except as could not reasonably be expected to have a Material Adverse Effect, with respect to any Product being tested or manufactured, each Loan Party and each of its Subsidiaries has received, and such Product is the subject of, all Governmental Approvals needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of a Loan Party or any of its Subsidiaries, and neither any Loan Party nor any of its Subsidiaries has received any written notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of (i) any Loan Party’s or any of its Subsidiary’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of any Requirement of Law or the Governmental Approvals related to the manufacture of such Product, or (ii) any such Governmental Approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease.
(b)Except as could not reasonably be expected to have a Material Adverse Effect, with respect to any Product marketed or sold by a Loan Party or any of its Subsidiaries, such Loan Party or such Subsidiary, as applicable, has received, and such Product is the subject of, all Governmental Approvals needed in connection with the marketing and sales of such Product as currently being marketed or sold, and no Loan Party nor any of its Subsidiary has received any written notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of any such Governmental Approval or approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace;
(c)There have been no adverse clinical test results in connection with a Product which have or could reasonably be expected to have a Material Adverse Effect; and
(d)There have been no Product recalls or voluntary Product withdrawals from any market, except as could not reasonably be expected to have a Material Adverse Effect.
5.13Royalty and Milestone Payments. As of the date of this Agreement, except as set forth on Schedule 5 hereto, no Loan Party is obligated to make Royalty and Milestone Payments in excess of Five Hundred Thousand Dollars ($500,000.00) in the aggregate per fiscal year.
5.14Full Disclosure. No written representation, warranty or other statement of a Loan Party or any of its Subsidiaries in any certificate or written statement by or on behalf of a Loan Party or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by any Loan Party in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
6.AFFIRMATIVE COVENANTS
Each Loan Party shall, and shall cause each other Loan Party to, do all of the following:
6.1Government Compliance. Except as otherwise permitted by Section 7.3, maintain its and all its Subsidiaries’ (other than the Russian Subsidiary) legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; obtain all of the Governmental Approvals required in connection with such Loan Party’s business and for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest in accordance therewith, and comply with all terms and conditions with respect to such Governmental Approvals.
6.2Financial Statements, Reports, Certificates. Provide Administrative Agent with the following:
(a)Monthly Financial Statements. Within thirty (30) days after the last day of each month, a company prepared consolidated and, if requested by Administrative Agent, consolidating, balance sheet, income statement and statement of cash flows covering the Loan Parties and each of their Subsidiaries’ operations for such month, in form reasonably acceptable to Administrative Agent, certified by a Responsible Officer as having been prepared consistent with the Loan Parties’ historical business practices.
(b)Quarterly Financial Statements. Within forty-five (45) days after the last day of each fiscal quarter, a company prepared consolidated and, if requested by Administrative Agent, consolidating, balance sheet, income statement and statement of cash flows covering the Loan Parties and each of their Subsidiaries’ operations for such fiscal quarter, in form reasonably acceptable to Administrative Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.
(c)Compliance Certificates. Together with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer.
(d)Annual Operating Budget and Financial Projections. Within sixty (60) days after the end of each fiscal year of Borrower Representative (and within five (5) Business Days of any material modification thereto), an annual operating budget, on a consolidated basis in the format provided to the Board of Borrower Representative (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower Representative, together with any related business forecasts used in the preparation thereof.
(e)Annual Audited Financial Statements. As soon as available, but no later than ninety (90) days after the last day of Borrower Representative’s fiscal year, audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Administrative Agent, together with any management letter with respect thereto; provided that the inclusion of explanatory language casting doubt on Borrower Representative’s ability to continue as a going concern due to the need to raise additional financing or refinance Indebtedness shall not cause such financial statements to be considered “qualified” for purposes of this subsection (e).
(f)Other Statements. Within five (5) Business Days of delivery, copies of all statements, reports and notices generally made available to all stockholders or to any holders of Subordinated Debt; provided, however, the foregoing may be subject to such exclusions and redactions as necessary in order to (A) preserve the confidentiality of highly sensitive proprietary information, (B) prevent impairment of the attorney-client privilege with respect to pending or threatened litigation, or (C) prevent an actual or potential conflict of interest between a Loan Party and a Secured Party.
(g)SEC Filings. Within five (5) Business Days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower Representative with the Securities and Exchange Commission, provided that such filings shall be deemed to have been delivered on the date on which Borrower Representative posts such documents on Borrower Representative’s website, subject to notification of the filing on the then-next Compliance Certificate.
(h)Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries that could result in damages or costs to any Loan Party or any of its Subsidiaries, individually or in the aggregate for all related proceedings, of Five Hundred Thousand Dollars ($500,000.00) or more, or of any Loan Party or any of its Subsidiaries taking or threatening legal action against any third person with respect to a material claim, and with respect to any pending action or threatened action, a prompt report of any material development with respect thereto.
(i)Board Materials. Within seven (7) Business Days after a meeting of Borrower Representative’s Board, or any committee or subcommittee thereof or advisory board and in the same manner as it gives to the members of Borrower Representative’s Board or any committee or subcommittee thereof or advisory board, copies of all materials that Borrower Representative provides to its Board or such committee or subcommittee or advisory board in connection with such meetings, including any reports with respect to the Loan Parties’ operations or performance, and within seven (7) Business Days after approval thereof by Borrower Representative’s

Board, minutes of such meetings; provided, however, the foregoing may be subject to such exclusions and redactions as necessary in order to (A) preserve the confidentiality of highly sensitive proprietary information, (B) prevent impairment of the attorney client privilege with respect to pending or threatened litigation or (C) prevent an actual or potential conflict of interest between a Loan Party and a Secured Party.
(j)Intellectual Property Report. Together with the Compliance Certificate delivered for the last month of each calendar quarter, a report in form reasonably acceptable to Administrative Agent, listing any applications or registrations that any Loan Party or any of its Subsidiaries has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in any Loan Party or any of its Subsidiaries’ Intellectual Property.
(k)Receivable and Aging Reports; Other Reports and Information. Together with the monthly financial reports, reports as to the following, in form acceptable to Administrative Agent: accounts receivable and accounts payable aging, and any other information related to the financial or business condition of any Loan Party as and when reasonably requested by Administrative Agent. The Administrative Agent may use Lumonic or any other reporting and administration platform designated by Administrative Agent, and Borrower will deliver through such platform any required reporting. In Administrative Agent’s reasonable discretion and with prior notice to Borrower, Borrower Representative shall provide Administrative Agent with continuous online viewing access to the account balance and activity of each Deposit Account and Securities Account subject to an Account Control Agreement through such platform.
(l)Bank Account Statements. Together with the monthly financial statements delivered in accordance with subsection (a) above, a copy of the most recent account statement, with transaction detail, for each Deposit Account or Securities Account of a Loan Party or any of its Subsidiaries, or within five (5) Business Days, upon Administrative Agent’s request, evidence satisfactory to Administrative Agent of the balance maintained in any such Deposit Account or Securities Account.
(m)Equity Financing Documents. Together with the next Compliance Certificate due after the consummation of any preferred stock financing, a copy of the documents entered into in connection with such financing.
(n)Product Related. Within five (5) Business Days of receipt, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any Governmental Approvals required for the manufacturing, marketing, testing or sale of Products or which could have a Material Adverse Effect.
(o)Royalty and Milestone Payments. Together with each Compliance Certificate, an updated schedule of reasonably expected Royalty and Milestone Payments, in substantially the same form as Schedule 5 hereto, to the extent any material change thereto.
(p)    Information required to be delivered pursuant to this Section 6.2 (i) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower Representative posts such information, posted on its website or at https://www.sec.gov (or any successor website thereto), subject to notification thereof in the next Compliance Certificate delivered, and (ii) when is due on a day that is not a Business Day, shall be due the next Business Day.
6.3Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between a Loan Party and its Account Debtors shall follow such Loan Party’s customary practices as they exist at the Closing Date. Borrower Representative shall promptly notify Administrative Agent of all returns, recoveries, disputes and claims that involve more than Five Hundred Thousand Dollars ($500,000.00).
6.4Taxes; Pensions. Timely file, and cause each of its Subsidiaries to timely file, all required material tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party and each of its Subsidiaries, except for (a) deferred payment of any taxes contested pursuant to the terms of Section 5.9 and (b) such taxes, assessments, deposits and contributions that do not, individually or in the aggregate, exceed the amount set forth in Section 5.9, and shall deliver to Administrative Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
6.5Insurance.
(a)Keep, and cause each Subsidiary to keep, its business and the Collateral insured for risks and in amounts standard for companies in the Loan Parties’ industry and location and as Administrative Agent may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of any Loan Party, and in amounts that are reasonably satisfactory to Administrative Agent.
(b)Ensure that proceeds payable under any property policy with respect to Collateral are, at Administrative Agent’s option, payable to Collateral Trustee, for the ratable benefit of the Secured Parties, on account of the Obligations. To that end, subject to Section 3.3(b) and Schedule 2 hereof, all property policies shall have a lender’s loss payable endorsement showing Collateral Trustee as lender loss payable, and all liability policies shall show, or have endorsements showing, Collateral Trustee as an additional insured, in each case, in form satisfactory to Administrative Agent and as set forth on Exhibit E.
(c)Notwithstanding the foregoing, (i) so long as no Event of Default has occurred and is continuing, the Loan Parties shall have the option of applying the proceeds of any casualty policy up to One Million Dollars ($1,000,000.00), in the aggregate per fiscal year, toward the prompt replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (x) shall be of equal or like value as the replaced or repaired Collateral and (y) shall be Collateral in which Collateral Trustee has been granted a first priority security interest and (ii) after the occurrence and during the continuation of an Event of Default, all such proceeds shall, at the option of Administrative Agent, be payable to Collateral Trustee, for the ratable benefit of the Secured Parties, on account of the Obligations.
(d)At Administrative Agent’s reasonable request, Borrower Representative shall deliver certified copies of insurance policies and evidence of all premium payments. Subject to Section 3.3(b) and Schedule 2 hereof, each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Collateral Trustee, that it will give Collateral Trustee thirty (30) days prior written notice before any such policy or policies shall be canceled (or ten (10) days’ notice for cancellation for non-payment of premiums).
(e)If any Loan Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment upon Administrative Agent’s request, Collateral Trustee may (at the direction of Administrative Agent) make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies as Administrative Agent deems prudent or may direct.
6.6Deposit and Securities Accounts.
(a)Maintain Collateral Accounts only at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered pursuant to subsection (b) below. Borrowers shall further maintain an ACH payment structure in favor of Administrative Agent, satisfactory to Administrative Agent.
(b)Provide Administrative Agent ten (10) Business Days prior written notice before establishing any Collateral Account at or with any bank, broker or other financial institution, and upon opening such account, provide Administrative Agent with a written notice identifying the name, address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. Subject to Section 3.3(b) and Schedule 2 hereof, for each Collateral Account (other than the Excluded Accounts) that any Loan Party at any time maintains, Loan Parties shall, within thirty (30) days of the establishment or acquisition of such Collateral Account, cause the applicable bank, broker or financial institution at or with which any Collateral Account is maintained to execute and deliver an Account Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Trustee’s Lien in such Collateral Account in accordance with the terms hereunder.
6.7Intellectual Property.
(a)Use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; promptly advise Administrative Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business; not suffer any material claim of infringement that could reasonably be expected to have a Material Adverse Effect unless such claim is dismissed within thirty (30) days from initiation thereof or Borrower Representative has demonstrated to Administrative Agent’s satisfaction that such proceedings are without merit and adequate reserves have been taken; and not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Administrative Agent’s written consent.
(b)Provide written notice to Administrative Agent at least thirty (30) days (or such shorter period as Administrative Agent may approve in writing in its sole discretion) prior to any Loan Party entering or becoming bound by any Restricted License (other than off the shelf software and services that are commercially available to the public), and use commercially reasonable efforts to obtain, or cause such Loan Party to obtain, the consent of, or waiver in form satisfactory to Administrative Agent from any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Collateral Trustee to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, and (ii) Collateral Trustee to have the ability in the event of a liquidation of any Collateral to dispose of such Restricted License together with other Collateral in accordance with Collateral Trustee’s rights and remedies under this Agreement and the other Loan Documents.
6.8Litigation Cooperation. From the Closing Date and continuing through the termination of this Agreement, make available to Administrative Agent, Collateral Trustee and any Lender, without expense to Administrative Agent, Collateral Trustee or such Lender, as applicable, during normal business hours and upon reasonable prior notice, each Loan Party and its officers, employees and agents and each Loan Party’s books and records, to the extent that Administrative Agent, Collateral Trustee or such Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Administrative Agent, Collateral Trustee or such Lender with respect to any Collateral or relating to such Loan Party.
6.9Access to Collateral; Books and Records. Allow Administrative Agent, Collateral Trustee, or their respective agents, to inspect the Collateral and audit and copy such Loan Party’s Books in accordance with this Section 6.9. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Administrative Agent shall determine is necessary. The foregoing inspections and audits shall be at Borrowers’ expense.
6.10Financial Covenants.
(a)Minimum Unrestricted Cash. Commencing as of April 1, 2027, maintain, at all times when Borrower Representative’s Market Capitalization is less than Seven Hundred Fifty Million Dollars ($750,000,000.00), subject to periodic monthly reporting, Unrestricted Cash in an amount of at least the Minimum Cash Threshold.
(b)Minimum Net Product Revenue. Achieve, commencing as of January 1, 2029, to be tested as of the last day of each calendar quarter ending thereafter, trailing three (3) month Net Product Revenue in an amount of at least Forty Million Dollars ($40,000,000.00); provided further that Borrower shall maintain positive quarter-over-quarter Net Product Revenue growth for each calendar quarter, exceeding the trailing three (3) month Net Product Revenue for the immediately preceding calendar quarter.
6.11Joinder of Subsidiaries.
(a)No later than thirty (30) days after such time as a Loan Party or any of its Subsidiaries forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, or at any time upon request of Administrative Agent with respect to any Subsidiary whether existing as of the Closing Date or thereafter created or acquired: (a) promptly, and in any event within ten (10) days of creation, acquisition or request, as applicable, provide written notice to Administrative Agent together with certified copies of the Operating Documents for such Subsidiary, and (b) except for any foreign Immaterial Subsidiary, promptly, and in any event within thirty (30) days of acquisition, formation or creation, or upon Administrative Agent’s request, as applicable: (i) take all such action as may be reasonably required by Administrative Agent to cause the applicable Subsidiary to either: (A) provide a joinder to this Agreement pursuant to which such Subsidiary becomes a Loan Party hereunder, or (B) guarantee the Obligations and grant a security interest in and to the Collateral of such Subsidiary (substantially as described on Exhibit B), in each case together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Administrative Agent, all in form and substance satisfactory to Administrative Agent (including being sufficient to grant Collateral Trustee, for the ratable benefit of the Secured Parties, a first priority Lien in the Collateral, subject to Permitted Liens in and to the assets of such Subsidiary), and (ii) pledge all of the direct or beneficial Equity Interests in such Subsidiary. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.
(b)Borrowers shall not permit Subsidiaries which are not Loan Parties, in the aggregate to maintain (i) cash and other assets with an aggregate value for all such Subsidiaries in excess of 5.0% of consolidated assets, (ii) revenue in excess of 5.0% of consolidated revenues for any twelve month period then ended, (iii) any Intellectual Property which is material to the business of Borrowers as a whole, or (iv) any contracts which are material to the business of Borrowers as a whole (such Subsidiaries, “Immaterial Subsidiaries”), without causing one or more of such Subsidiaries to enter into a joinder or guaranty in form satisfactory to Administrative Agent with respect to the Obligations as Administrative Agent may request within fifteen days (or such other period as Administrative Agent may agree in writing), such that compliance with clauses (i) through (iv) shall be restored.

6.12Property Locations.
(a)Provide to Administrative Agent at least ten (10) days’ prior written notice before adding any new offices or business or Collateral locations, including warehouses (unless such new offices or business or Collateral locations qualify as Excluded Locations).
(b)With respect to any property or assets of a Loan Party located with a third party, including a bailee, datacenter or warehouse (other than Excluded Locations), the applicable Loan Party shall use commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property, subject to Collateral Trustee’s security interest.
(c)With respect to any property or assets of a Loan Party located on leased premises (other than Excluded Locations), the applicable Loan Party shall use commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location.
6.13Management Rights. Any representative of Administrative Agent shall have the right to meet with management and officers of Borrowers at reasonable times and intervals to discuss such books of account and records. In addition, Administrative Agent shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrowers concerning significant business issues affecting Borrowers. Such consultations shall not unreasonably interfere with any Loan Party’s business operations.
6.14Right to Invest. In connection with each Qualified Financing consummated after the Closing Date, subject in all respects to compliance with applicable securities laws and rules of the Trading Market, Borrower Representative agrees to use commercially reasonable efforts to provide Designated Holders or their respective assignees or nominees with the opportunity to invest in each such Qualified Financing (or if the Qualified Financing is an underwritten public offering pursuant to a registration statement under the Securities Act, to use commercially reasonable efforts to cause the underwriters for such offering to offer Designated Holders an allocation of securities in such offering), on the same terms, conditions and pricing afforded to other investors participating in such Qualified Financing; provided, that the maximum aggregate investment amount by Designated Holders for all participation in Qualified Financings pursuant to this Section 6.14 shall be Five Million Dollars ($5,000,000.00) (or, in the case of a registered, underwritten public offering, such lesser amount corresponding to the securities allocated to Designated Holders by the underwriters, if any); provided, further, that the foregoing right to invest shall not apply to the first Fifteen Million Dollars ($15,000,000.00) of cumulative gross proceeds raised by Borrower Representative under any current or future “at-the-market” offering program or similar ongoing offering program of the Borrower Representative; provided, further, that the definitive agreements with respect to any Qualified Financing in which a Designated Holder participates shall limit such Designated Holder’s participation to such amount and shall not require the prior approval of the stockholders of Borrower Representative under applicable rules of any stock exchange or market on which Common Stock is then traded. Borrower Representative shall provide reasonable advanced written notice to Administrative Agent of a Qualified Financing, and if a Designated Holder desires to exercise its right to participate in such Qualified Financing, Designated Holder shall cooperate to consummate its investment in such closing promptly upon receipt of documentation with respect thereto. Borrower Representative shall not take any action to avoid or seek to avoid the observance or performance of any of the obligations pursuant to this Section 6.14, but will at all times in good faith assist in the carrying out the same and take all such action as may be necessary or appropriate, but only to the extent permitted by law, to protect the rights of Designated Holders and their respective assignees or nominees hereunder against impairment. The right to invest pursuant to this Section 6.14 shall terminate upon the earlier of (i) the repayment in full of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) and termination of commitments to extend credit hereunder and (ii) that date that the maximum aggregate investment amount of Five Million Dollars ($5,000,000.00) for all participation in Qualified Financings has been invested.
6.15Further Assurances. Execute any further instruments and take further action as Administrative Agent or Collateral Trustee reasonably request to perfect or continue Collateral Trustee’s Lien in the Collateral or to effect the purposes of this Agreement.
7.NEGATIVE COVENANTS
No Loan Party shall, or shall cause or permit any of its Subsidiaries to, do any of the following:
7.1Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.
7.2Changes in Business, Management, Ownership, or Business Locations. (a) Engage in any business other than the businesses currently engaged in by such Person, as applicable, or reasonably related thereto; (b) cease doing business, or liquidate or dissolve (other than the cessation of business, liquidation, dissolution or winding down of the Russian Subsidiary); (c) fail to provide notice to Administrative Agent of any Key Person departing from or ceasing to be employed by a Loan Party within five (5) Business Days thereof; (d)  permit or suffer a Change in Control; or (e) without at least ten (10) days prior written notice to Administrative Agent (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change its organizational number (if any) assigned by its jurisdiction of organization.
7.3Mergers or Acquisitions. Merge or consolidate with any other Person (except if concurrently with, and as a condition to the effectiveness of, the closing of such merger or consolidation, the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) shall be repaid in full, in cash), or acquire all or substantially all of the capital stock or property of another Person or business line of another Person (including, without limitation, by the formation of any Subsidiary), provided that a Subsidiary may merge or consolidate into another Subsidiary or into a Loan Party that in any such merger or consolidation involving a Loan Party, such Loan Party shall be the surviving entity.
7.4Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.
7.5Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or otherwise permit any Collateral not to be subject to the first priority security interest granted herein, except in connection with Permitted Liens permitted to have priority over Collateral Trustee’s Lien, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Trustee) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Loan Party or Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of such Loan Party’s or Subsidiary’s Intellectual Property, except in connection with restrictions in the Ordinary Course of Business in connection with licenses of Intellectual Property constituting a Permitted Transfer with respect to the Intellectual Property subject to such license.
7.6Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b).
7.7Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any Equity Interests provided that (i) Borrower Representative may convert any of its convertible Equity Interests (including warrants) into other Equity Interests issued by Borrower Representative pursuant to the terms of such convertible securities or otherwise in exchange thereof; (ii) Borrower Representative may convert Subordinated Debt issued by Borrower Representative into Equity Interests issued by Borrower Representative pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement; (iii) Borrower Representative or any Subsidiary thereof may pay dividends solely in Equity Interests of Borrower Representative or such Subsidiary, as applicable; (iv) Borrower Representative may make cash payments in lieu of fractional shares; (v) Borrower Representative may repurchase the Equity Interests issued by Borrower Representative pursuant to stock repurchase agreements approved by Borrower Representative’s Board so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed Five Hundred Thousand Dollars ($500,000.00) per fiscal year; (vi) the Russian Subsidiary may (directly or indirectly) pay dividends or make distributions or other payments in respect of Equity Interests to any Loan Party, (vii) Borrower Representative may make cashless repurchases of its Equity Interests deemed to occur upon exercise of stock options or warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options or warrants or similar rights; and (viii) Borrower Representative may make distributions or other payments to holders of contingent value rights in accordance with the terms of the CVR Agreement, provided that (x) the aggregate amount of all such distributions and payments per fiscal year does not exceed the aggregate amount of Distributions (as defined in and calculated in accordance with the CVR Agreement) that are required to be paid by Borrower Representative to such holders of contingent value rights for each Distribution Period (as defined in the CVR Agreement) ending during such fiscal year and (y) for the avoidance of doubt, any distributions or other payments permitted under this clause (viii) shall be permitted only to the extent that any Gross Proceeds (as defined in the CVR Agreement) are actually received by Borrower Representative; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), other than Permitted Investments.
7.8Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Loan Party, except for (a) transactions that are in the Ordinary Course of Business and on fair and reasonable terms that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) bona fide rounds of Subordinated Debt or equity financing by existing investors in Borrower Representative for capital raising purposes, (c) reasonable and customary director, officer and employee compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by Borrower Representative’s Board, (d) transactions among Loan Parties and (e) transactions expressly permitted pursuant to Section 7.4 and Section 7.7.

7.9Subordinated Debt; Payments of Royalty and Milestone Payments. (a) Make or permit any payment on any Subordinated Debt, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to the Obligations; (c) make or permit payment in respect of any Royalty and Milestone Payments in excess of Five Hundred Thousand Dollars ($500,000.00) per fiscal year except in accordance with Schedule 5, as the same may be updated from time to time, subject to Administrative Agent’s reasonable review and approval, and (d) amend or modify any agreement giving rise to Royalty and Milestone Payments if as a result thereof, such payments would be increased or the due date thereof would be accelerated, except as set forth in an updated Schedule 5 delivered from time to time by Borrower Representative, subject to Administrative Agent’s reasonable review and approval.
7.10Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; take any action or fail to take any action (or suffer any other Person to do so), to the extent the same would cause the representations set forth in Section 5.11(c) to be untrue; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur that could, in each case, reasonably be expected to have a Material Adverse Effect on any Loan Party’s business or operations; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of a Loan Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
7.11Russian Subsidiary. Permit Russian Subsidiary to own, hold or acquire, at any time, cash, property, and/or other assets with an aggregate value (for all such cash, property and/or other assets) in excess of Five Hundred Thousand Dollars ($500,000.00).
8.EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
8.1Payment Default. Any Loan Party fails to pay any Obligations after such Obligations are due and payable.
8.2Covenant Default.
(a)A Loan Party fails or neglects to perform any obligation in Section 3.3(b), Section 4.2, Section 6.1, Section 6.2, Section 6.4, Section 6.5, Section 6.6, and Section 6.10, or violates any covenant in Section 7; or
(b)A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen (15) Business Days after the occurrence thereof.
8.3Material Adverse Effect. An event or circumstance has occurred which could be expected to have a Material Adverse Effect.
8.4Attachment; Levy; Restraint on Business.
(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of a Loan Party or of any of its Subsidiaries, or (ii) a notice of Lien or levy is filed against the assets of any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Loans shall be made during any ten (10) day cure period; or
(b)(i) Any material portion of the assets of a Loan Party or any of its Subsidiaries is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Loan Party or any of its Subsidiaries from conducting all or any material part of its business.

8.5Insolvency. (a) The Loan Parties and their Subsidiaries, as a whole, are unable to pay their debts (including trade debts) as they become due or otherwise becomes insolvent, the realizable value of the Loan Parties’ assets, as a whole, is less than the aggregate sum of their consolidated liabilities; (b) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (but no Loans shall be made while any of the conditions described in this Section 8.5 exist and/or until any Insolvency Proceeding is dismissed).
8.6Other Agreements. There is, under any agreement to which a Loan Party or any of its Subsidiaries is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, after giving effect to all applicable notice and grace periods (if any), whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000.00) (except if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or similar agreement entered into with respect to the Obligations); or (b) any breach or default by a Loan Party or a Subsidiary of such Loan Party, the result of which could reasonably be expected to have a Material Adverse Effect; provided, however, that an Event of Default under this Section 8.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Administrative Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Administrative Agent has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any other Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Administrative Agent be materially less advantageous to the Loan Parties.
8.7Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Million Dollars ($1,000,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against a Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal, (provided that no Loans will be made prior to the vacation, stay, or bonding of such fine, penalty, judgment, order or decree).
8.8Misrepresentations. Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any other Loan Document or in any writing delivered to Administrative Agent, Collateral Trustee or any Lender or to induce Administrative Agent, Collateral Trustee or any Lender to enter this Agreement or any other Loan Document to which it is a party, and such representation, warranty, or other statement is incorrect in any material respect when made.
8.9Subordinated Debt. Any Subordination Agreement governing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any party thereto shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by this Agreement.
8.10Governmental Approval. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed for a full term, and such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Effect.
8.11Guaranty. Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect.
8.12CVR Agreement. A default or event of default (however defined) occurs under the CVR Agreement, and Borrower Representative has failed to cure such default within three (3) Business Days after the occurrence of such default or event of default.
9.COLLATERAL TRUSTEE’S RIGHTS AND REMEDIES
9.1Acceleration. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent, is entitled, without notice or demand, to declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Administrative Agent), and to stop advancing money or extending credit for any Borrower’s benefit under this Agreement (and each Lender’s Commitment shall be deemed terminated as long as an Event of Default has occurred and is continuing).
9.2Rights. Upon the occurrence and during the continuation of an Event of Default, Collateral Trustee is entitled, at the direction of Administrative Agent, subject to the terms of the Collateral Trust Agreement, without notice or demand, to do any or all of the following, to the extent not prohibited by applicable law:
(a)verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Administrative Agent may determine is advisable, and notify any Person owing a Loan Party money of Collateral Trustee’s security interest in such funds;
(b)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;
(c)ratably apply to the Obligations any amount held by Collateral Trustee owing to or for the credit or the account of a Loan Party;
(d)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;
(e)deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;
(f)demand and receive possession of any Loan Party’s Books; and
(g)exercise all rights and remedies available to Collateral Trustee under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
(h)Loan Parties shall assemble the Collateral if Collateral Trustee requests and make it available as Collateral Trustee designates. Collateral Trustee may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Loan Party grants Collateral Trustee a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Trustee’s rights or remedies. Collateral Trustee is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Loan Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Trustee’s exercise of its rights under this Section, a Loan Party’s rights under all licenses and all franchise agreements inure to Collateral Trustee’s benefit. If, after the acceleration of the Obligations, a Loan Party receives proceeds of Collateral, such Loan Party shall deliver such proceeds to Collateral Trustee, for the ratable benefit of the Secured Parties, to be applied to the Obligations.
9.3Power of Attorney. Each Loan Party hereby irrevocably appoints Collateral Trustee (and any of Collateral Trustee’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuation of an Event of Default, to: (a) send requests for verification of Accounts or notify Account Debtors of Collateral Trustee’s security interest and Liens in the Collateral; (b) endorse such Loan Party’s name on any checks or other forms of payment or security; (c) sign such Loan Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Administrative Agent or Collateral Trustee determine reasonable; (e) make, settle, and adjust all claims under such Loan Party’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Collateral Trustee or a third party as the Code permits; (h) dispose of the Collateral. Each Loan Party further hereby appoints Collateral Trustee (and any of Collateral Trustee’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred and is continuing to: (i) sign such Loan Party’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Collateral Trustee’s security interest in the Collateral, (ii) take all such actions which such Loan Party is required, but fails to do under the covenants and provisions of the Loan Documents; and (iii) take any and all such actions as Collateral Trustee may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of

Collateral Trustee under this Agreement or the other Loan Documents. Collateral Trustee’s foregoing appointment as each Loan Party’s attorney in fact, and all of Collateral Trustee’s rights and powers are coupled with an interest and are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid, in cash, and otherwise fully performed and all commitments to make Loans hereunder have been terminated.
9.4Protective Payments. If a Loan Party fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which such Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Collateral Trustee may (at the direction of Administrative Agent) obtain such insurance or make such payment, and all amounts so paid by Collateral Trustee are Secured Party Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Collateral Trustee will make reasonable efforts to provide Borrower Representative with notice of Collateral Trustee obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Collateral Trustee are deemed an agreement to make similar payments in the future or Collateral Trustee’s waiver of any Event of Default.
9.5Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Collateral Trustee shall have the right to apply in any order any funds in its possession, whether payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations, for the ratable benefit of the Secured Parties. Collateral Trustee shall pay any surplus to Borrowers by credit to the Deposit Account designated by Borrowers or as directed by a court of competent jurisdiction. Borrowers shall remain liable to Collateral Trustee and Lenders for any deficiency. If Collateral Trustee, as directed by Administrative Agent in Administrative Agent’s good faith business judgment, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Collateral Trustee may, at the direction of Administrative Agent, either reduce the Obligations by the principal amount of the purchase price or defer the reduction of the Obligations until the actual receipt by Collateral Trustee of cash or immediately available funds therefor.
9.6Collateral Trustee’s Liability for Collateral. So long as Collateral Trustee accords treatment to the Collateral in its possession substantially equal to the treatment which it accords its own property, Collateral Trustee shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person, except to the extent that any of the foregoing has been found by a final, non-appealable judgment of a court of competent jurisdiction to be the result of the Collateral Trustee’s gross negligence or willful misconduct. Loan Parties bear all risk of loss, damage or destruction of the Collateral.
9.7No Waiver; Remedies Cumulative. Any failure by Administrative Agent, Collateral Trustee or any Lender, at any time or times, to require strict performance by each Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Administrative Agent, Collateral Trustee or any Lender thereafter to demand strict performance and compliance herewith or therewith. Secured Parties’ rights and remedies under this Agreement and the other Loan Documents are cumulative. Secured Parties’ have all rights and remedies provided under the Code, by law, or in equity. Any Secured Party’s exercise of one right or remedy is not an election and shall not preclude any Secured Party from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy is not a waiver, election, or acquiescence.
9.8Demand Waiver. Each Loan Party waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension, or renewal of accounts, documents, instruments or chattel paper.
9.9Shares. Each Loan Party recognizes that Collateral Trustee may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Collateral Trustee shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.
10.NOTICES
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation of receipt, when sent by electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Administrative Agent, Collateral Trustee, Lenders and Loan Parties may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Loan Parties	CARTESIAN THERAPEUTICS, INC. CARTESIAN BIO, LLC 7495 New Horizon Way Frederick, MD 21703 Attention: Blaine Davis; Matthew Bartholomae Email: [***]; [***]

With a copy, not constituting notice, to:	COVINGTON & BURLING LLP 30 Hudson Yards New York, New York 10001 Attention: Jennifer Uren, Brian Rosenzweig Email: [***]; [***]

If to Collateral Trustee:	ANKURA TRUST COMPANY, LLC 140 Sherman Street, Fourth Floor Fairfield, CT 06824 Attention: Beth Micena Email: [***]

With a copy, not constituting notice, to:	ROPES & GRAY LLP 10250 Constellation Boulevard Los Angeles, CA 90067 Attention: Jennifer Harris Email: [***]

If to Administrative Agent or Lenders:
K2 HEALTHVENTURES LLC
855 Boylston Street, 10th Floor
Boston, MA 02116
For Loan Requests, monthly reporting, Compliance Certificates, and other regular reporting deliverables:
Attention: Finance
Email: [***]
For all other notices:
Attention: Legal Notices
Email: [***]

With a copy to (but not constituting notice, and excluding Loan Requests and regular reporting):	MORRISON & FOERSTER LLP 200 Clarendon Street Floor 21 Boston, Massachusetts 02116 Attn: David A. Ephraim, Esquire Fax: [***] Email: [***]

11.CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each Loan Party hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Collateral Trustee from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent, Collateral Trustee or any Lender. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Loan Party at the address set forth in, or subsequently provided by such Loan Party in accordance with, Section 10 and that service so made shall be deemed completed upon the earlier to occur of such Loan Party’s actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid. Each Loan Party hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.
12.TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH LOAN PARTY AGREES THAT IT SHALL NOT SEEK FROM ADMINISTRATIVE AGENT, COLLATERAL TRUSTEE OR ANY LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
This Section 11 shall survive the termination of this Agreement.
13.GENERAL PROVISIONS
13.1Termination Prior to Term Loan Maturity Date; Survival; Release of Collateral. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and all commitments to extend credit pursuant to this Agreement have terminated (such date, the “Discharge Date”). So long as Borrowers have satisfied the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement and any remaining commitments to extend credit may be terminated prior to the Term Loan Maturity Date by Borrowers, by written notice of termination to Lenders. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination. Promptly after the Discharge Date, Administrative Agent shall direct Collateral Trustee to deliver evidence of the release of Collateral. Collateral Trustee hereby agrees that any Liens granted to Collateral Trustee by the Loan Parties on any Collateral shall be automatically released (a) in accordance with this Section 12.1, upon the satisfaction in full, in cash, of the Obligations and termination of this Agreement (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement), (b) if such Collateral is sold, transferred or otherwise disposed of by a Loan Party pursuant to any sale, transfer or other disposition that is made in compliance with, and subject to the terms and conditions of, this Agreement (and Administrative Agent shall direct Collateral Trustee to deliver evidence of the release of Collateral), or (c) if required to effect any sale, transfer or other disposition of such Collateral in connection with any exercise of remedies by Administrative Agent or Collateral Trustee pursuant to Section 9. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Loan Parties in respect of) all interests retained by Administrative Agent, the Lenders, or Collateral Trustee in Borrower or any of its Subsidiaries or the Collateral. Upon Borrower Representative’s reasonable request and at Borrower Representative’s sole cost and expense, Administrative Agent and/or the Collateral Trustee, as applicable, shall execute, deliver or authorize such documents as may be reasonably required to evidence any release described above. Any such release shall be without recourse to or representation or warranty by the Collateral Trustee of any kind.
13.2Successors and Assigns.
(a)Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Loan Party may assign this Agreement or any rights or obligations under it without Lenders’ prior written consent (which may be granted or withheld in each Lender’s discretion). Each Lender has the right, without the consent of or notice to Loan Parties, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents. Notwithstanding the foregoing, prior to the occurrence of an Event of Default that is continuing, Administrative Agent and each Lender shall not assign any interest in the Loan Documents to any Person who in the reasonable estimation of Administrative Agent is (a) a direct competitor of the Loan Parties, or (b) a distressed debt fund.
(b)Assignment by Lenders. Each Lender may at any time assign to one or more eligible assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitment and the Loans at the time owing to it), subject to any restrictions on such assignment set forth in the other Loan Documents. Each such Lender shall notify the Administrative Agent of such assignment and deliver to the Administrative Agent a copy of any assignment and assumption agreement entered into in connection thereto. Notwithstanding anything herein to the contrary, any pledge or assignment of all or a portion of the rights, or a security interest in such rights, of K2 HealthVentures LLC as a Lender made to an Affiliate of K2 HealthVentures LLC, shall only be made to K2 HealthVentures Equity Trust LLC.
(c)Register; Participant Register. Administrative Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Term Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties, any Lender and the Collateral Trustee at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
13.3Indemnification. Each Loan Party agrees to indemnify, defend and hold Administrative Agent, Collateral Trustee and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Secured Party Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions among Administrative Agent, Collateral Trustee, Lenders and Loan Parties (including reasonable and documented out-of-pocket attorneys’ fees and expenses), except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run. This Section 12.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
13.4Borrower Liability. If any Person is joined to this Agreement as a Borrower, the following provisions shall apply: Each Borrower hereunder shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Trustee to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Trustee may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Trustee under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Administrative Agent, for the ratable benefit of the Secured Parties, for application to the Obligations, whether matured or unmatured.
13.5Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
13.6Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
13.7Correction of Loan Documents. Administrative Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties, so long as Administrative Agent provides Loan Parties with written notice of such correction and allows Loan Parties at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by both Administrative Agent and the Loan Parties.
13.8Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective except, pursuant to an agreement in writing by the parties thereto, and in case of this Agreement, pursuant to an agreement in writing entered into by Borrowers, Administrative Agent, the Required Lenders and Collateral Trustee, provided that Collateral Trustee’s approval shall not be required for any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Obligations that are otherwise permitted by the terms of this Agreement to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of Collateral Trustee therein; (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of a Borrower’s or Guarantor’s Obligations under any Loan Document in the case of a merger or consolidation or sale of all or substantially all of the assets of a Borrower or Guarantor, as applicable; (iv) making any change that would provide any additional rights or benefits to the Administrative Agent, any Lender or Collateral Trustee or that does not adversely affect the legal rights under this Agreement or any other Loan Document of Collateral Trustee; or (v) to the extent the Collateral Trust Agreement provides that Collateral Trustee’s approval is not required. It is agreed that any change to (i) the definition of “Designated Holder”, (ii) the rights of a Designated Holder, or (iii) the final sentence of Section 12.2(b) (and any change to this Agreement that would modify the consent required pursuant to this sentence) shall require the consent of the Collateral Trustee. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.
13.9Counterparts; Electronic Execution of Documents. This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of such Loan Document.
13.10Confidentiality; Publicity.
(a)In handling any confidential information of any Loan Party and its Subsidiaries, Administrative Agent, Collateral Trustee and each Lender agree to hold in confidence and not disclose the Loan Parties’ confidential information except as expressly provided herein, and shall exercise the same degree of care that it exercises for its own proprietary information, to protect such confidential information, but in no event less than a reasonable degree of care; provided, however that disclosure of information may be made: (a) to its Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Loans (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this Section 12.10); (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Administrative Agent, Collateral Trustee or such Lender, including pursuant to the Exchange Act, (d) to Administrative Agent, Collateral Trustee or such Lender’s regulators or as otherwise required in connection with any examination or audit; (e) as Administrative Agent, Collateral Trustee or such Lender considers appropriate in connection with the exercise of remedies with respect to the Obligations; and (f) to third-party service providers of Administrative Agent, Collateral Trustee or such Lender so long as such service providers are bound by confidentiality terms not more permissive than the terms hereof. Confidential information does not include information that is either: (i) in the public domain or in Administrative Agent, Collateral Trustee or any Lender’s possession when disclosed to Administrative Agent, Collateral Trustee or such Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Administrative Agent, Collateral Trustee or such Lender in violation of this Agreement) after disclosure to Administrative Agent, Collateral Trustee or such Lender, as applicable; or (ii) disclosed to Administrative Agent, Collateral Trustee or such Lender by a third party, if Administrative Agent, Collateral Trustee or such Lender, as applicable, does not know that the third party is prohibited from disclosing the information. The provisions of this paragraph shall survive the termination of this Agreement.
(b)No party hereto shall publicize or use another party’s name or logo, or hyperlink to such other parties’ website, describe the relationship of the parties or the transaction contemplated by this Agreement, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”) without prior written notice to the party that is the subject of the proposed Publicity Materials, together with a draft (or, if Publicity Materials are not proposed to be delivered in written form, an outline of the content to be included) so as to provide such subject party a reasonable opportunity to review prior to publication, and each party agrees, in connection with any Publicity Materials proposed by such party to reasonably consider requested changes or corrections requested by the party that is the subject of such Publicity Materials in good faith, and upon request, to provide the final form prior to publication or other dissemination.
13.11Borrower Representative. Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Loan). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) Administrative Agent, Collateral Trustee and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Each Borrower must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with Administrative Agent, Collateral Trustee or any Lender, such Borrower shall do so through Borrower Representative.
13.12Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
13.13Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
13.14Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
13.15Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
13.16Appointment of Collateral Trustee
(a)Each Lender hereby appoints Collateral Trustee to act on behalf of the Secured Parties as collateral trustee under this Agreement and the other Loan Documents, and to hold and enforce any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, all in accordance with the terms of the

Collateral Trust Agreement. The provisions of this Section 12.16 are solely for the benefit of Collateral Trustee, Administrative Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third-party beneficiary of any of the provisions hereof. Collateral Trustee shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Collateral Trustee shall be mechanical and administrative in nature and Collateral Trustee shall not have, or be deemed to have, by reason of this Agreement any other Loan Document or otherwise a fiduciary relationship in respect of any other Secured Party. The Collateral Trustee may resign or be removed or replaced, and a successor Collateral Trustee may be appointed in accordance with the terms and subject to the conditions of the Collateral Trust Agreement.
(b)Each Lender hereby agrees that upon receipt of instruction from the Administrative Agent, Collateral Trustee shall be entitled to take or refrain from taking such action, and shall be entitled to take all such actions set forth in the Collateral Trust Agreement.
(c)Neither Collateral Trustee nor any of its Affiliates nor any of their respective directors, officers, agents, employees, or advisors shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. Without limitation of the generality of the foregoing, Collateral Trustee: (i) may consult with legal counsel, accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any other Secured Party and shall not be responsible to any other Secured Party for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records of any Loan Party); (iv) shall not be responsible to any other Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.
13.17Appointment of Administrative Agent.
(a)Each Lender hereby appoints Administrative Agent to act on behalf of Lenders as administrative agent under this Agreement and the other Loan Documents. The provisions of this Section 12.17 are solely for the benefit of Administrative Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. Administrative Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Administrative Agent shall be mechanical and administrative in nature and Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.
(b)If Administrative Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Administrative Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders, and Administrative Agent shall incur no liability to any Person by reason of so refraining. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders.
(c)Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The exculpatory provisions of this Section 12.17 shall apply to any such sub-agent and to the related parties of such Administrative Agent and any such sub-agent. No Administrative Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
(d)Neither Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Administrative Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.
(e)With respect to its Commitments and Loans hereunder, Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Administrative Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or Commitments hereunder). Administrative Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if Administrative Agent was not Administrative Agent and without any duty to account therefor to Lenders. Administrative Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
(f)Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.
(g)Each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Administrative Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by the Loan Parties.
(h)Administrative Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders, Collateral Trustee and Borrower Representative. Upon any such resignation, Lenders shall have the right to appoint a successor Administrative Agent that may be the Collateral Trustee. If no successor Administrative Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after Administrative Agent’s giving notice of resignation, then Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender or Collateral Trustee, if a Lender or Collateral Trustee is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least Three Hundred Million Dollars ($300,000,000.00). If no successor Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as Lenders appoint a successor Administrative Agent as provided above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent’s resignation, the resigning

Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Section 12.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, as long as K2 HealthVentures LLC is a Lender pursuant to this Agreement, K2 HealthVentures LLC shall not resign as Administrative Agent unless a successor Administrative Agent is appointed concurrently with such resignation, which successor Administrative Agent shall have the wherewithal to perform, and shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent under this Agreement and the other Loan Documents.
(i)In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, with the prior written consent of Administrative Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.
(j)Nothing in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Administrative Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.
(k)If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrowers and such related payment is not received thereby, then Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.
(l)If Administrative Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.
(m)Administrative Agent will use reasonable efforts to provide Lenders with any written notice of Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Loan Party; provided, however, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.
(n)Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with Administrative Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Administrative Agent at the request of Required Lenders.
(o) [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER:
CARTESIAN THERAPEUTICS, INC. By /s/ Carsten Brunn, Ph.D. Name: Carsten Brunn, Ph.D. Title: President, Chief Executive Officer
CARTESIAN BIO, LLC By /s/ Carsten Brunn, Ph.D. Name: Carsten Brunn, Ph.D. Title: President

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

COLLATERAL TRUSTEE: ANKURA TRUST COMPANY, LLC By /s/ Beth Micena Name: Beth Micena Title: Managing Director

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

ADMINISTRATIVE AGENT: K2 HEALTHVENTURES LLC By /s/ Ben Bang Name: Ben Bang Title: General Counsel
LENDER: K2 HEALTHVENTURES LLC By /s/ Ben Bang Name: Ben Bang Title: General Counsel

EXHIBIT A
DEFINITIONS
As used in this Agreement, the following capitalized terms have the following meanings:
“9.985% Cap” has the meaning set forth in Section 2.2(e)(vi).
“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Loan Party.
“Account Control Agreement” means any control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, one or more Loan Parties, and Collateral Trustee pursuant to which Collateral Trustee, for the ratable benefit of the Secured Parties, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.
“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.
“Additional Benefits” has the meaning set forth in Section 2.2(e)(ix).
“Administrative Agent” has the meaning set forth in the preamble.
“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
“Agreement” has the meaning set forth in the preamble.
“Amortization Date” means July 1, 2029.
“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.
“Applicable Rate” means a variable annual rate equal to the greater of (i) eight and ninety-five hundredths of one percent (8.95%) and (ii) the sum of (A) the Prime Rate, plus (B) two and twenty-hundredths of one percent (2.20%).
“Automatic Payment Authorization” means the Automatic Payment Authorization in substantially the form of Exhibit F.
“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person.
“Books” are all of each applicable Loan Party’s books and records including ledgers, federal and state tax returns, records regarding such Loan Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Borrower” and “Borrowers” has the meaning set forth in the preamble.
“Borrower Representative” has the meaning set forth in the preamble.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed.
“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued by any bank with assets of at least Five Hundred Million Dollars ($500,000,000.00) maturing no more than one year from the date of investment therein; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.
“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in: (a) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of Equity Interests of Borrower Representative ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board of Borrower Representative, who did not have such power before such transaction; (b) the Transfer of all or substantially all assets of Borrowers or of a material business line of Borrowers; or (c) Borrower Representative ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries (other than, in the case of any foreign Subsidiaries, any nominal Equity Interests held by directors to comply with local law and the liquidation, dissolution or winding down of the Russian Subsidiary) or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary.
“Claims” has the meaning set forth in Section 12.3.
“Class” means, at the election of the Lenders in their sole discretion, (i) Common Stock, or (ii) the Next Qualified Financing Securities.
“Closing Date” has the meaning set forth in the preamble.
“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Trustee’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” means any and all properties, rights and assets of each Loan Party described on Exhibit B, and any collateral securing the Obligations pursuant to any Guaranty or pursuant to any other Loan Document.
“Collateral Access Agreement” means an agreement with respect to a Loan Party’s leased location or bailee location, in each case in form and substance reasonably satisfactory to Administrative Agent and Collateral Trustee.
“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Loan Party.
“Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of the Closing Date, between Collateral Trustee and Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral Trustee” has the meaning set forth in the preamble.
“Commitment” means, as to any Lender, the aggregate principal amount of Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.
“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
“Common Stock” means the common stock, $0.0001 par value per share, of Borrower Representative, and any other class, series or other type of security into or for which the outstanding shares of such common stock may be converted, exchanged or substituted.
“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit D.
“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
“Conversion Amount” has the meaning set forth in Section 2.2(e)(i).
“Conversion Election Notice” means a notice in the form attached hereto as Exhibit H.
“Conversion Price” means, at the election of the Lenders in their sole discretion, (a) to the extent the Class is Common Stock, $8.2526, or (b) to the extent the Class is Next Qualified Financing Securities (including, but not limited to, Common Stock), the lowest effective price per share or other security for which Next Qualified Financing Securities are sold and issued by Borrower Representative; provided, that to the extent the Next Qualified Financing Securities consist of Convertible Securities, the Conversion Price therefor shall equal One Dollar ($1.00) for each One Dollar ($1.00) of notional principal represented by such Convertible Securities; provided, further, that in the event that on or after the Closing Date, a stock split, stock combination, reclassification, payment of stock dividend, recapitalization or other similar transaction of such character that the outstanding shares of the Class shall be changed into or become exchangeable for a larger or small number of shares is consummated (each, a “Stock Event”), the Conversion Price shall be proportionately increased or decreased as necessary to reflect the proportionate change in shares of the Class issued and outstanding as a result of such Stock Event.
“Conversion Securities” has the meaning set forth in Section 2.2(e)(ix).
“Conversion Shares” has the meaning set forth in Section 2.2(e)(i).
“Convertible Securities” means convertible notes, simple agreements for future equity (SAFEs) or other securities or instruments convertible into shares of capital stock of Borrower Representative (other than priced shares).
“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“CVR Agreement” means that certain Contingent Value Rights Agreement, dated as of December 6, 2023, by and between Borrower Representative and Equiniti Trust Company, LLC, as trustee in favor of the holders for time to time of contingent value rights thereunder, as in effect as of the Closing Date. Notwithstanding the foregoing, the CVR Agreement may be amended, restated, supplemented or otherwise modified from time to time, provided that a copy of any such amendment, restatement, supplement or modification is provided to Administrative Agent and Administrative Agent determines in its commercially reasonable discretion that such amendment, restatement, supplement or modification does not adversely affect any rights or interest of any Secured Party in any material respect.
“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” has the meaning set forth in Section 2.3(b).
“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.
“Designated Holder” means a Lender or any Affiliate designated by a Lender in the Conversion Election Notice or with respect to any exercise of a right to invest pursuant hereto, provided that the Designated Holder for K2 HealthVentures LLC and any successor, transferee or assignee thereof as Lender, which is an Affiliate of K2 HealthVentures LLC, shall be K2 HealthVentures Equity Trust LLC.
“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
“DTC” has the meaning set forth in Section 2.2(e)(i).
“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.
“Event of Default” has the meaning set forth in Section 8.
“Exchange Act” means the US Securities Exchange Act of 1934, as amended (or any successor statute).
“Excluded Account” means any (i) Deposit Account used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Loan Party’s employees and identified to Administrative Agent as such in the Perfection Certificate or following the Closing Date in the Compliance Certificate, provided that the aggregate balance maintained in such account shall not exceed the aggregate amount of payroll, payroll taxes and other employee wage and benefit payments to be made in the then next payroll period, (ii) Deposit Accounts or cash collateral accounts permitted pursuant to clause (i) and clause (n) of the definition of

“Permitted Liens” and (iii) other Collateral Accounts identified to Administrative Agent in the Perfection Certificate or following the Closing Date in the Compliance Certificate provided that the aggregate balance maintained in such accounts (for all such accounts together) shall not exceed Five Hundred Thousand Dollars ($500,000.00) at any time.
“Excluded Assets” has the meaning set forth on Exhibit B hereto.
“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, (b) locations where assets are held by contract manufacturing organizations and contract research organizations, and (c) other locations where, in the aggregate for all such locations, less than Five Hundred Thousand Dollars ($500,000.00) of Collateral is located.
“FDA” means the United States Food and Drug Administration, or any successor thereto.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.
“Fee Letter” means that certain letter agreement, dated as of the date hereof, by and among Borrowers, Administrative Agent and Lenders, as amended, restated, supplemented or otherwise modified from time to time.
“First Tranche Term Loan” has the meaning set forth in Section 2.2(a)(i).
“First Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the First Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 1 hereto.
“Fourth Tranche Availability Period” means the period of time commencing upon the Closing Date and ending on the earliest to occur of (i) an Event of Default, or (ii) the day before the Amortization Date.
“Fourth Tranche Term Loans” has the meaning set forth in Section 2.2(a)(iv).
“Fourth Tranche Term Loan Commitment” means, as to any Lender, up to the aggregate principal amount of the Fourth Tranche Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.
“Funding Date” means any date on which a Loan is made to or for the account of a Borrower which shall be a Business Day.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Lenders and Borrower Representative shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.
“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
“gMG” has the meaning set forth in the definition of “Second Tranche Milestone”.
“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including for the testing, manufacturing, marketing and sales of its Product.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Guarantor” means any Person providing a Guaranty with respect to the Obligations or providing collateral, security or other credit support for all or any portion of the Obligations.
“Guaranty” means any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Immaterial Subsidiaries” has the meaning set forth in Section 6.11(b).
“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, and (e) Contingent Obligations.
“Indemnified Person” has the meaning set forth in Section 12.3.
“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
“Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), all of such Loan Party’s or Subsidiary’s right, title, and interest in and to the following:
(a)its Copyrights, Trademarks and Patents;
(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
(c)any and all source code;
(d)any and all design rights which may be available to such Person;
(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.
“Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person.
“Key Person” means the Chief Executive Officer, President and Chief Financial Officer of Borrower Representative.
“Lender” has the meaning set forth in the preamble.
“Lender Conversion” has the meaning set forth in Section 2.2(e)(i).
“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Fee Letter, the Collateral Trust Agreement, the Automatic Payment Authorization, the Account Control Agreements, the Collateral Access Agreements, any Subordination Agreement, any note, or notes or guaranties executed by a Loan Party, and any other present or future agreement by a Loan Party with or for the benefit of any Secured Party in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time.
“Loan Party” or “Loan Parties” has the meaning set forth in the preamble.
“Loan Request” means a request for a Loan pursuant to this Agreement in substantially the form attached hereto as Exhibit C.
“Loans” means, collectively, the Term Loans, and any other loan from time to time made under this Agreement, and “Loan” means any of the foregoing.
“Margin Stock” has the meaning set forth in Section 5.11(b).
“Market Capitalization” means, as of any date of determination, the product of (a)(i) the number of outstanding shares of Common Stock of Borrower Representative, plus (ii) the number of shares of Common Stock of Borrower Representative issuable on conversion of all outstanding shares (if any) of preferred stock of Borrower Representative, in each case as publicly disclosed in the most recent filing of Borrower Representative with the SEC as outstanding as of such date, and (b) the volume-weighted average price of a share of Common Stock as reported on the Nasdaq Global Market over the ten (10) consecutive trading days prior to (and including) such date.
“Material Adverse Effect” means (a) a material impairment in the perfection or priority of the Lien in the Collateral pursuant to the Loan Documents to which the Loan Parties are a party or in the value of the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of the Loan Parties as a whole; (ii) the prospect of repayment of any part of the Obligations; or (iii) the ability to enforce any rights or remedies with respect to any Obligations, in each case, as determined by Administrative Agent.
“Maximum Rate” has the meaning set forth in Section 2.3(d) hereof.
“Minimum Cash Threshold” means (a) prior to the occurrence of the Second Tranche Milestone, eighty percent (80.0%) of the total outstanding Obligations of the Borrowers to the Lenders and (b) upon the occurrence of the Second Tranche Milestone, fifty percent (50.0%) of the total outstanding Obligations of the Borrowers to the Lenders; provided that if, after the occurrence of the Second Tranche Milestone, the Third Tranche Milestone does not occur, the Minimum Cash Threshold shall be eighty percent (80.0%) of the total outstanding Obligations of the Borrowers to the Lenders at all times thereafter.

“Net Product Revenue” means, for any period of determination, Borrowers’ net revenue (determined in accordance with GAAP), attributable to direct commercial sales of Borrowers’ Products (which, for the avoidance of doubt, shall not include any royalty or profit sharing revenue or any upfront or milestone-based payments in connection with business development or licensing transactions).
“Next Qualified Financing Securities” means, at the election of a Designated Holder in its sole discretion, (i) the class and series of stock of Borrower Representative issued in the next Qualified Financing involving the issuance of stock resulting in cash proceeds (excluding proceeds from the conversion or cancellation of indebtedness) of at least Twenty Million Dollars ($20,000,000.00), or (ii) any type, class and/or series of stock and/or other securities of Borrower Representative issued in any Qualified Financing that is consummated after the Closing Date but prior to the Qualified Financing described in clause (i); provided, that to the extent the securities issued in a Qualified Financing are Convertible Securities, Loans shall only be convertible into such Convertible Securities for so long as the Convertible Securities issued in such Qualified Financing remain outstanding and have not been converted into shares.
“Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Loans when due, including principal, interest, fees, Secured Party Expenses, the fees pursuant to the Fee Letter, and any other amounts due to be paid by a Loan Party, and each Loan Party’s obligation to perform its duties under the Loan Documents, and any other debts, liabilities and other amounts any Loan Party owes to any Secured Party at any time, whether under the Loan Documents or otherwise, including, without limitation, interest or Secured Party Expenses accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Loan Party assigned to any Secured Party, which shall be treated as secured or administrative expenses in the Insolvency Proceedings to the extent permitted by applicable law.
“OFAC” has the meaning set forth in Section 5.11(c).
“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Closing Date and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.
“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.
“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.
“Payment Date” means the first calendar day of each month.
“Perfection Certificate” has the meaning set forth in Section 5.1.
“Permitted Indebtedness” means:
(a)each Loan Party’s Indebtedness under this Agreement and the other Loan Documents;
(b)Indebtedness existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of such type of Indebtedness is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent such Indebtedness is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Indebtedness shall not constitute Permitted Indebtedness after such repayment, and (iii) to the extent any such Indebtedness is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Indebtedness shall be permitted only to the extent the applicable Subordination Agreement is in effect;
(c)Subordinated Debt;
(d)unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;
(e)Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;
(f)Indebtedness secured by Liens permitted under clause (c) of the definition of “Permitted Liens” hereunder;
(g)other unsecured Indebtedness not otherwise permitted pursuant to this defined term, in an aggregate amount outstanding not to exceed Five Hundred Thousand Dollars ($500,000.00);
(h)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clause (b) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Borrower or any of its Subsidiaries, as the case may be, provided that nothing in this definition or otherwise in this Agreement or any other Loan Document shall (x) be construed as evidencing an intention or agreement on the part of the Collateral Trustee that the Collateral Trustee’s Liens or the Obligations be or have been subordinated to any Permitted Liens, or (y) cause any such subordination to occur;
(i)Indebtedness consisting of Borrower Representative’s letters of credit with First-Citizens Bank & Trust Company and JPMorgan Chase Bank, N.A. in connection with security deposits related to real property leases incurred in the Ordinary Course of Business in an aggregate amount not to exceed One Million Seven Hundred Thirty-Five Thousand One Hundred Seventy-One Dollars ($1,735,171.00);
(j)to the extent constituting Indebtedness, (i) Royalty and Milestone Payments to the extent permitted under Section 7.9 hereof and (ii) the Permitted Monetization;
(k)to the extent constituting Indebtedness, Permitted Investments;
(l)Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, in each case incurred in the Ordinary Course of Business, in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) at any time;
(m)Indebtedness incurred in connection with cash management services, including corporate credit cards, letters of credit, bank guaranties and similar instruments, in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) at any time;
(n)Indebtedness described on Schedule 6 hereto; and
(o)Indebtedness consisting of Borrower Representative’s payment obligations to holders of contingent value rights under, and in accordance with the terms of, the CVR Agreement to the extent permitted under Section 7.7 hereof.
“Permitted Investments” means:
(a)Investments (including, without limitation, Subsidiaries) existing on the Closing Date and shown on the Perfection Certificate;
(b)(i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Borrower Representative’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Lenders (it being acknowledged and agreed that Borrower Representative’s investment policy as in effect on the Closing Date is approved by Lenders);
(c)Investments consisting of repurchases of Borrower Representative’s Equity Interests from former employees, officers and directors of Borrower Representative to the extent permitted under Section 7.7;
(d)Investments (i) among Loan Parties, (ii) among Subsidiaries that are not Loan Parties, (iii) by any Subsidiary that is not a Loan arty in a Loan Party and (iv) by Loan Parties in (x) Subsidiaries which are not Loan Parties (other than the Russian Subsidiary) in an aggregate amount per fiscal year not to exceed Five Hundred Thousand Dollars ($500,000.00) and (y) Russian Subsidiary in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) during the term of this Agreement;
(e)Investments not to exceed Five Hundred Thousand Dollars ($500,000.00) outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Borrower Representative pursuant to employee stock purchase plans or other similar agreements approved by Borrower Representative’s Board;
(f)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;
(g)Investments consisting of Deposit Accounts in which Collateral Trustee has a first priority perfected security interest (to the extent required by Section 6.6);
(h)Investments not otherwise permitted pursuant to this defined term, in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) per fiscal year;
(i)Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this subsection (i) shall not apply to Investments of a Loan Party in any Subsidiary;
(j)Investments consisting of the endorsement of negotiable instruments for deposit or collection, deposits for utilities, landlords to secure office space and other like persons, or in connection with workers’ compensation or similar deposits, or similar transactions, in each case, in the Ordinary Course of Business; and
(k)Investments described on Schedule 6 hereto.
“Permitted Liens” means:
(a)Liens arising under this Agreement and the other Loan Documents;
(b)Liens existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of Indebtedness secured by such type of Lien is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent the Indebtedness secured by such a Lien is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Lien shall not constitute Permitted Lien after the repayment of the associated Indebtedness, and (iii) to the extent any such Lien is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Lien shall be permitted only to the extent the applicable Subordination Agreement is in effect;
(c)purchase money Liens and capital leases (i) on Equipment acquired or held by a Loan Party or Subsidiary thereof incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment, in each case, securing no more than Five Hundred Thousand Dollars ($500,000.00) in the aggregate amount outstanding;

(d)Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which such Loan Party or Subsidiary maintains adequate reserves on its books;
(e)leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of such Person;
(f)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(g)Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);
(h)Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;
(i)Liens in favor of other financial institutions arising in connection with a Deposit Account or Securities Account of a Loan Party or Subsidiary thereof held at such institutions, provided that Collateral Trustee has a perfected security interest in such Deposit Account to the extent required pursuant to Section 6.6, or the securities maintained therein and Collateral Trustee has received an Account Control Agreement with respect thereto to the extent required pursuant to Section 6.6 of this Agreement;
(j)licenses of Intellectual Property which constitute a Permitted Transfer;
(k)Liens in connection with the Permitted Monetization; and
(l)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clause (b), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;
(m)Liens on cash collateral maintained in a separate Collateral Account exclusively for such purpose and identified to Administrative Agent as such, securing obligations in connection with letters of credit permitted under clause (i) and clause (n) of the definition of “Permitted Indebtedness”; and
(n)easements, rights of way, restrictions and other similar encumbrances on real property and imposed by applicable laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the Ordinary Course of Business of any of the Loan Parties;
(o)“Permitted Locations” means, collectively, the following locations where Collateral may be located from time to time: (a) locations identified in the Perfection Certificate, (b) locations with respect to which Borrowers have complied with the requirements of Section 6.12, and (c) the Excluded Locations.
“Permitted Monetization” means a monetization transaction involving up to ten percent (10.0%) of Descartes-08’s net product sales in an arm’s length transaction with an investor satisfactory to Administrative Agent in its commercially reasonable discretion; provided that such third-party investor shall, in connection with such monetization transaction, enter into an intercreditor agreement satisfactory to Administrative Agent in its sole discretion.
“Permitted Transfers” means:
(a)sales of Inventory by a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(b)non-exclusive licenses and similar arrangements for the use of Intellectual Property of a Loan Party or any of its Subsidiaries in the Ordinary Course of Business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States;
(c)dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of such Loan Party or Subsidiary, no longer economically practicable to maintain or useful;
(d)Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments;
(e)the use or transfer of money or Cash Equivalents for the payment of expenses in the Ordinary Course of Business and in a manner that is not prohibited by the Loan Documents;
(f)Transfers consisting of the abandonment, forfeiture or dedication to the public of any Intellectual Property in the Ordinary Course of Business that is not material to the Loan Parties’ business to the extent permitted by Section 6.7; and
(g)other Transfers of assets having a fair market value of not more than Five Hundred Thousand Dollars ($500,000.00) per fiscal year of Borrower Representative.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Prime Rate” means, at any time, the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate”. In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three (3) largest U.S. money center commercial banks, as determined by Lenders.
“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Commitments of such Lender by (ii) the aggregate Commitments of all Lenders provided, that to the extent any Commitment has expired or been terminated, with respect to such Commitment, the applicable outstanding balance of the Loans made pursuant to such Commitment held by such Lender and all the Lenders, respectively, shall be used in lieu of the amount of such Commitment, provided further, that with respect to all matters relating to a particular Loan, the Commitment or outstanding balance of the applicable Loan, shall be used in lieu of the aggregate Commitment or outstanding balance of all Loans in the foregoing calculation. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.
“Products” means any products manufactured, sold, developed, tested or marketed by a Loan Party or any of its Subsidiaries.
“Qualified Financing” means any financing consummated by Borrower Representative after the Closing Date in which Borrower Representative issues shares of its preferred stock, Common Stock and/or other equity securities (or instruments or securities exercisable for, or convertible into, any of the foregoing) for the principal purpose of raising capital in a single transaction or series of related transactions; provided, however, that Qualified Financing shall not include any issuance by Borrower Representative of its equity securities to a third party whose principal business is the research and development and commercialization of biopharmaceutical products to the extent that such issuance is consideration to such third party for a collaboration or other strategic transaction negotiated at arm’s-length between Borrower Representative and such third party, provided that the aggregate principal amount of all such equity securities issued to all such third parties does not exceed Fifteen Million Dollars ($15,000,000.00).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of aggregate principal amount of all Loans outstanding and the aggregate amount of all unfunded commitments to make Loans, at such date of determination.
“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Borrower Representative.
“Restricted License” means any material in-bound license or other similar material agreement (other than ordinary course customer contracts, off the shelf software licenses, licenses that are commercially available to the public, and open source licenses) to which a Loan Party or Subsidiary is a party (a) that prohibits or otherwise restricts such Loan Party or Subsidiary from granting a security interest in its interest in such license or agreement or in any other property, or (b) for which a default under, or termination of which, could reasonably be expected to interfere with Collateral Trustee’s right to sell any Collateral.
“Royalty and Milestone Payments” means milestone payments, royalty payments, upfront payments and other similar payments pursuant to research and development, licensing, collaboration or development agreements.
“Russian Subsidiary” means Selecta (RUS) LLC.
“SEC” has the meaning set forth in Section 2.2(e)(iii).
“Second Tranche Availability Period” means the period of time commencing upon the occurrence of the Second Tranche Milestone (but not earlier than January 1, 2027), and ending on the earliest to occur of (i) an Event of Default, and (ii) December 1, 2027.
“Second Tranche Milestone” means Borrower Representative shall have provided evidence to Administrative Agent, satisfactory to Administrative Agent in its commercially reasonable discretion, on or prior to December 1, 2027, that Borrower Representative (a) has achieved, after the Closing Date, but on or prior to December 1, 2027, positive data from the ongoing AURORA Phase 3 study of Descartes-08 in generalized myasthenia gravis (“gMG”), where such results are supportive of a biologics license application with the FDA and a commercially viable product profile for Descartes-08 in gMG and (b) has received, after the Closing Date, but on or prior to December 1, 2027, cumulative unrestricted and unencumbered net cash proceeds from all-source financing transactions (including, for the avoidance of doubt, proceeds received from upfront and milestone payments actually paid in cash to Borrower Representative in connection with business development transactions) in an amount of at least One Hundred Twenty-Five Million Dollars ($125,000,000.00); provided that at least Seventy-Five Million Dollars ($75,000,000.00) of such unrestricted and unencumbered net cash proceeds must be received from the sale and issuance of Borrower Representative’s equity securities in a single financing transaction to investors on terms consistent with companies of similar size, industry, and deals of similar structure.
“Second Tranche Term Loan” has the meaning set forth in Section 2.2(a)(ii).
“Second Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the Second Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Secured Party” means (i) Collateral Trustee, (ii) Administrative Agent, (iii) Lenders and (iv) any of their respective successors and assigns.
“Secured Party Expenses” means all audit fees and expenses, costs, and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) of the Secured Parties for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Loan Party, including all costs, expenses and other amounts required to be paid by any Secured Party in accordance with the Collateral Trust Agreement.
“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.
“Securities Act” means the Securities Act of 1933, as amended (or any successor statute).
“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.
“Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Loan Party or other Loan Party in each of its Subsidiaries which constitute Collateral.
“Subordinated Debt” means Indebtedness on terms and to holders satisfactory to Administrative Agent and incurred by a Loan Party that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement.
(p)“Subordination Agreement” means any subordination agreement in form and substance satisfactory to Administrative Agent entered into from time to time with respect to Subordinated Debt.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower Representative.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” and “Term Loans” each, have the meaning set forth in Section 2.2(a)(iv) hereof.
“Term Loan Maturity Date” means June 1, 2030.
“Third Tranche Availability Period” means the period of time commencing upon the occurrence of the Third Tranche Milestone (but not earlier than January 1, 2028), and ending on the earliest to occur of (i) an Event of Default, and (ii) June 1, 2028.
“Third Tranche Milestone” means Borrower Representative shall have provided evidence to Administrative Agent, satisfactory to Administrative Agent in its commercially reasonable discretion, on or prior June 1, 2028, that following FDA approval of Descartes-08 for gMG with a label consistent with that sought in the biologics license application, Borrower has made its first commercial sale of Descartes-08 in the United States for the treatment of gMG.

“Third Tranche Term Loan” has the meaning set forth in Section 2.2(a)(iii).
“Third Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the Third Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 1 hereto.
“Trademarks” means any trademark and servicemark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Stock Market LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).
“Transfer” means defined in Section 7.1.
“Unrestricted Cash” means, as of any date of determination, the Borrowers’ unrestricted cash and Cash Equivalents maintained in Collateral Accounts subject to Account Control Agreements in favor of Collateral Trustee.
“Voting Stock” means, with respect to any Person, all classes of Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managers (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

SCHEDULE 4
REGISTRATION RIGHTS
For purposes of this Schedule 4, capitalized terms used and not otherwise defined shall have the following meanings:
“Common Stock” means the common stock, $0.0001 par value per share, of Borrower Representative.
“Effectiveness Period” shall have the meaning set forth in Section 1 below.
“Filing Date” shall mean the date that is forty (40) days after receipt by Borrower Representative of a written notice by Administrative Agent requesting that a Registration Statement be filed in respect of all of the Conversion Shares, provided no such request shall be given if the Conversion Shares do not constitute Registrable Securities.
“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities, or prior to any conversion in accordance with Section 2.2(e) of the Agreement, the Designated Holder.
“Indemnified Party” shall have the meaning set forth in Section 4.3(a).
“Indemnifying Party” shall have the meaning set forth in Section 4.3(a).
“Losses” shall have the meaning set forth in Section 4.3(a).
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” means any prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.
“Registrable Securities” means the shares of Common Stock constituting or underlying the Conversion Shares issued or issuable pursuant to Section 2.2(e) of the Agreement and any securities issued with respect to, or in exchange for or in replacement thereof upon any stock split, stock dividend, recapitalization, subdivision, merger or similar event; provided, however, that the applicable Holder has completed and delivered to Borrower Representative a Selling Shareholder Questionnaire; and provided further that such securities shall no longer be deemed Registrable Securities if such securities (i) have been sold pursuant to a Registration Statement, (ii) have been sold in compliance with Rule 144, or (iii) may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements pursuant to Rule 144, without any current public information, time, volume or manner limitations (or any similar provision then in effect).
“Registration Statement” means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.
“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
“Selling Shareholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be requested by Borrower Representative from time to time.
1    REGISTRATION OBLIGATIONS; FILING DATE REGISTRATION.
On or prior to the Filing Date, Borrower Representative shall prepare and file with the SEC a Registration Statement covering the resale of the Registrable Securities as would permit or facilitate the sale and distribution of all the Registrable Securities in the manner reasonably requested by the Administrative Agent on behalf of Holders; provided, however, that if the Filing Date falls on a day that is not a Business Day, such deadline shall be extended to the next Business Day. The Registration Statement shall be on Form S-3 (except if Form S-3 is not available for the registration of the resale of the Registrable Securities, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder and Borrower Representative shall undertake to register the Registrable Securities on Form S-3 as soon as practicable following the availability of such form, provided that Borrower Representative shall use commercially reasonable best efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC). The Registration Statement shall contain the “Plan of Distribution” section in substantially the form attached hereto as Annex A. Borrower Representative shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, and, subject to Section 2.10 hereof, to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold under such Registration Statement; or (y) the date on which the Registrable Securities may be immediately be sold pursuant to Rule 144, without limitations, as determined by the counsel to Borrower Representative pursuant to a written opinion letter, addressed to Borrower Representative’s transfer agent to such effect (the “Effectiveness Period”). By 9:30 a.m. Eastern Time on the Business Day following the date the Registration Statement is declared effective, Borrower Representative shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement. Lenders acknowledge and agree that securities other than the Registrable Securities may be included in the Registration Statement.
2    REGISTRATION PROCEDURES.
In connection with Borrower Representative’s registration obligations hereunder, Borrower Representative shall:
2.1    Prepare and file with the SEC on or prior to the Filing Date, a Registration Statement on Form S-3 (or if Form S-3 is not available for the registration of the resale of the Registrable Securities, such registration shall be on another appropriate form in accordance with the Securities Act and the rules and regulations promulgated thereunder) in accordance with the method or methods of distribution thereof as described on Annex A hereto (except if otherwise directed by Administrative Agent), and use commercially reasonable efforts to cause the Registration Statement to become effective and remain effective as provided herein.
2.2    (i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective (subject to Section 2.10) as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements, if necessary, in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond promptly to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and promptly provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration

Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
2.3    Promptly notify the Holders of Registrable Securities (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the SEC notifies Borrower Representative whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and if requested by such Holders, furnish to them a copy of such comments and Borrower Representative’s responses thereto; and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by Borrower Representative of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
2.4    Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any U.S. jurisdiction.
2.5    If requested by the Administrative Agent on behalf of Designated Holders, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as Borrower Representative reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after Borrower Representative has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.
2.6    Furnish to each Holder, without charge and upon request, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and, to the extent requested by such Person, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; provided, however, that the Borrower Representative will be deemed to have furnished such documents to such Holders to the extent any such document is filed on the SEC’s Electronic Data Gathering Analysis and Retrieval System.
2.7    Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and Borrower Representative hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.
2.8    Prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, Borrower Representative shall in no event be required to (x) qualify to do business in any state where it is not then qualified or (y) take any action that would subject it to tax or to the general service of process in any such state where it is not then subject, or (z) comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to Borrower Representative.
2.9    The Borrower Representative shall, at its sole expense, upon notice from any Holder stating that Registrable Securities have been sold pursuant to an effective Registration Statement, timely prepare and deliver, or cause to be prepared and delivered, book-entry shares representing the shares of Common Stock to be delivered to a transferee pursuant to the Registration Statement, which book-entry shares shall be free of any restrictive legends and in such denominations and registered in such names as such Holder may request. Further, the Borrower Representative shall, at its sole expense, cause its legal counsel or other counsel satisfactory to the Borrower Representative’s transfer agent, which the Holders hereby acknowledge and agree may be the Borrower Representative’s internal legal counsel (to the extent acceptable to the applicable transfer agent), while the Registration Statement is effective, to issue to the Borrower Representative’s transfer agent a “blanket” legal opinion to allow sales without restriction pursuant to the effective Registration Statement.
2.10    Subject to the provisions of Section 2.13, upon the occurrence of any event contemplated by Section 2.3(v), promptly prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
2.11    Use commercially reasonable efforts to cause all Registrable Securities relating to the Registration Statement to be listed on the Nasdaq Global Market or any subsequent securities exchange, quotation system or market, if any, on which similar securities issued by Borrower Representative are then listed or traded; provided, however, that nothing in this Section 2.11 shall require Borrower Representative to continue to list its Common Stock on the Nasdaq Global Market and be a reporting company pursuant to Section 13 of the Exchange Act.
2.12    Borrower Representative may require each selling Holder to furnish to Borrower Representative information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and Borrower Representative may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within fifteen (15) days after receiving such request. Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 2.7 and notice from Borrower Representative that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 2.3 and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from Borrower Representative of the occurrence of any event of the kind described in Sections 2.3(ii), (iii), (iv), (v) or 2.13, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 2.10, or until it is advised in writing by Borrower Representative that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.
2.13    If (i) there is material non-public information regarding Borrower Representative which the Board reasonably determines not to be in Borrower Representative’s best interest to disclose and which Borrower Representative is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business)

or any merger, consolidation, tender offer or other similar transaction) available to Borrower Representative which the Board reasonably determines not to be in Borrower Representative’s best interest to disclose, then Borrower Representative may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed thirty (30) consecutive days, provided that Borrower Representative may not postpone or suspend its obligation under this Section 2.13 for more than sixty (60) days in the aggregate during any 12 month period; provided, however, that no such postponement or suspension shall be permitted for consecutive thirty (30) day periods, arising out of the same set of facts, circumstances or transactions.
2.14    Any legend indicating, directly or indirectly, that the Registrable Securities constitute “restricted securities” (as such term is defined in Rule 144) on the book-entry forms of such Registrable Securities or stock transfer instructions and/or record notations with respect to such Registrable Securities, shall be removed and Borrower Representative shall approve the removal of such legends, stock transfer instructions and/or record notations on such Registrable Securities upon request of the Holder thereof (i) following any sale of such Registrable Securities pursuant to Rule 144 or (ii) pursuant to Section 2.9 hereof, following the time that the Registration Statement is declared effective. Borrower Representative will, no later than five trading days following the receipt by Borrower Representative of such request, deliver or cause to be delivered to such Holder book-entry forms representing such securities that are free from all restrictive and other legends. The Holders hereby acknowledge and agree that the Borrower Representative is an issuer contemplated by Rule 144(i)(1)(ii) under the Securities Act and consequently restrictive legends may only be removed in accordance with Rule 144 in connection with sales and no restrictive legends may be removed absent a sale transaction.
2.15    Following the Filing Date, if a Registration Statement is not effective with respect to all of the Registrable Securities and Borrower Representative decides to register any of its securities for its own account or for the account of others (if the agreement pursuant to which such securities are being registered for the account of others so allows), then Borrower Representative will use its commercially reasonable efforts to include in such registration all or any part of the Registrable Securities requested by Administrative Agent on behalf of Holders to be included therein (excluding any Registrable Securities previously included in a Registration Statement). This requirement does not apply to registrations on Form S-4 or S-8 or their equivalents (relating to equity securities to be issued in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) or to registration statements that would otherwise not permit the registration of re-sales of previously issued securities, or to the extent the Conversion Shares do not constitute Registrable Securities. In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)’ judgment, such limitation would be necessary to effect an orderly public distribution, then Borrower Representative shall include in such registration (i) first, the securities Borrower Representative proposes to sell, and (ii) second, the Registrable Securities.
3    REGISTRATION EXPENSES.
All reasonable fees and expenses incident to the performance of or compliance with this Agreement by Borrower Representative (excluding underwriters’ discounts and commissions and all fees and expenses of legal counsel, accountants and other advisors for any Holder except as specifically provided below), except as and to the extent specified in this Section 3, shall be borne by Borrower Representative whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq Global Market and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Financial Industry Regulatory Authority and (C) in compliance with state securities or Blue Sky laws), (ii) messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for Borrower Representative, (iv) Securities Act liability insurance, if Borrower Representative so desires such insurance, and (v) fees and expenses of all other Persons retained by Borrower Representative in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, Borrower Representative’s independent public accountants. In addition, Borrower Representative shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.
4    INDEMNIFICATION.
4.1    Indemnification by Borrower Representative. Borrower Representative shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, its directors, officers, agents and employees, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to Borrower Representative by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose); (ii) as a result of the failure of such Holder to deliver a Prospectus, as amended or supplemented, to a purchaser in connection with an offer or sale; or (iii) in the case of an occurrence of an event of the type specified in Section 2.3(ii)-(v), the use by a Holder of an outdated or defective Prospectus after Borrower Representative has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of notice that use of the applicable prospectus may be resumed (and, if applicable, receipt of additional or supplemental filings that are incorporated or deemed to be incorporated by referenced in such Prospectus or Registration Statement), but only if and to the extent that following such receipt the misstatement or omission giving rise to such Loss would have been corrected; provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Borrower Representative, which consent shall not be unreasonably withheld. Borrower Representative shall notify such Holder promptly of the institution, threat or assertion of any Proceeding of which Borrower Representative is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 4.3) and shall survive the transfer of the Registrable Securities by the Holder.
4.2    Indemnification by Holders. Each Holder and its permitted assignees shall, severally and not jointly, indemnify and hold harmless Borrower Representative, its directors, officers, agents and employees, each Person who controls Borrower Representative (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information regarding such Holder furnished in writing to Borrower Representative by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was furnished in writing by such Holder expressly for use therein (it being understood that each Holder has approved Annex A hereto for this purpose). Notwithstanding anything to the contrary contained herein, in no event shall the liability of any Person under this Section 4.2 exceed the net proceeds to such Person as a result of the sale of Registrable Securities pursuant to a Registration Statement in connection with which the untrue or alleged untrue statement or material omission was provided.
4.3    Conduct of Indemnification Proceedings.
(a)    If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
(b)    An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel (which shall be reasonably acceptable to the Indemnifying Party) that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, the Indemnifying Party shall be responsible for reasonable fees and expenses of no more than one counsel for the Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
(c)    All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
4.4    Contribution.
(a)    If a claim for indemnification under Section 4.1 or 4.2 is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 4.3, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
(b)    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(c)    The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. Notwithstanding anything to the contrary contained herein, the Holders shall be liable under this Section 4.4 for only that amount as does not exceed the aggregate amount invested by such Holder by way of conversion of the Conversion Amount.
5    RULE 144.
As long as any Holder owns any Registrable Securities, Borrower Representative covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Borrower Representative after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns any Registrable Securities, if Borrower Representative is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144 annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. Borrower Representative further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144. Upon the request of any Holder, Borrower Representative shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
6    MISCELLANEOUS.
6.1    Remedies. In the event of a breach by Borrower Representative or by a Holder, of any of their obligations under this Agreement, each Holder or Borrower Representative, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Borrower Representative and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
6.2    Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have Borrower Representative register for resale Registrable Securities in accordance with the terms of this Agreement, shall be assignable by each Holder of all or a portion of the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to Borrower Representative within a reasonable time after such assignment, (ii) Borrower Representative is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, and (iv) at or before the time Borrower Representative receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with Borrower Representative to be bound by all of the provisions of this Agreement. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

6.3    Notices and Communications to Holders. Unless otherwise indicated in a written notice by Administrative Agent to Borrower Representative, Borrower Representative may deliver all notices, materials and other correspondence that is permitted or required to be delivered to Holders to Administrative Agent in accordance with Section 10 of the Agreement, and Administrative Agent shall promptly deliver the same to Holders.